                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                           MORRISON RESTAURANTS INC.
                                       AT

                              $5.00 NET PER SHARE
                                       BY

                       PICCADILLY ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                          PICCADILLY CAFETERIAS, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                NEW YORK CITY TIME, ON WEDNESDAY, MAY 27, 1998,
                         UNLESS THE OFFER IS EXTENDED.

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PURSUANT TO THE OFFER PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), OF MORRISON RESTAURANTS INC. (THE "COMPANY"), WHICH CONSTITUTES NOT LESS THAN 66 2/3% OF THE SHARES OF COMMON STOCK OF THE COMPANY OUTSTANDING ON THE DATE OF PURCHASE AND (II) THE EXPIRATION OR TERMINATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS. SEE THE INTRODUCTION AND SECTIONS 1 AND 15.
                             ---------------------

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED BY UNANIMOUS VOTE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES OF COMMON STOCK OF THE COMPANY AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES TO THE PURCHASER PURSUANT TO THE OFFER.
                             ---------------------

                                   IMPORTANT

    Any stockholder desiring to tender all or any portion of such stockholder's Shares (as defined herein) (and the associated preferred stock purchase rights (the "Rights") of the Company) should either (1) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, mail or deliver the Letter of Transmittal (or such facsimile) and any other required documents to the Depositary (as defined herein), and either deliver the certificates representing the tendered Shares (and Rights, if applicable) and any other required documents to the Depositary or tender such Shares (and Rights, if applicable) pursuant to the procedure for book-entry transfer set forth in Section 3 or (2) request such stockholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such stockholder. Stockholders having Shares (and Rights, if applicable) registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Shares (and Rights, if applicable) so registered.

    A stockholder who desires to tender Shares (and Rights) and whose certificates representing such Shares (and Rights, if applicable) are not immediately available, or who cannot deliver the certificates for Shares (and Rights, if applicable) and all other required documents to reach the Depositary on or prior to the Expiration Date (as defined herein), or who cannot comply with the procedure for book-entry transfer on a timely basis may tender such Shares (and Rights, if applicable) by following the procedures for guaranteed delivery set forth in Section 3.

    Questions and requests for assistance may be directed to Scott & Stringfellow, Inc. (the "Dealer Manager") or to MacKenzie Partners, Inc. (the "Information Agent") at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent, the Dealer Manager, or brokers, dealers, commercial banks or trust companies.

                      THE DEALER MANAGER FOR THE OFFER IS:

                              [STRINGFELLOW LOGO]

                                 APRIL 29, 1998

                               TABLE OF CONTENTS

INTRODUCTION......................................................     1
THE TENDER OFFER..................................................     3
 1.   Terms of the Offer; Expiration Date.........................     3
 2.   Acceptance for Payment and Payment for Shares...............     4
 3.   Procedure for Tendering Shares and Rights...................     5
 4.   Withdrawal Rights...........................................     9
 5.   Certain Federal Income Tax Consequences.....................     9
 6.   Price Range of Shares; Cash Dividends.......................    10
 7.   Certain Information Concerning the Company..................    10
 8.   Certain Information Concerning the Parent and the
      Purchaser...................................................    14
 9.   Source and Amount of Funds..................................    17
10.   Background of the Offer; Contacts with the Company..........    17
11.   The Merger Agreement........................................    18
12.   Purpose of the Offer; the Merger; Plans for the Company;
      Rights Agreement............................................    27
13.   Dividends and Distributions.................................    32
14.   Effect of the Offer on the Market for the Shares, New York
      Stock Exchange Listing and Exchange Act Registration........    32
15.   Certain Conditions of the Offer.............................    33
16.   Certain Legal Matters and Regulatory Approvals..............    34
17.   Fees and Expenses...........................................    36
18.   Miscellaneous...............................................    36
SCHEDULE I -- DIRECTORS AND EXECUTIVE OFFICERS OF THE PARENT AND
  THE PURCHASER...................................................   I-1

To the Stockholders of
  MORRISON RESTAURANTS INC.

                                  INTRODUCTION

     Piccadilly Acquisition Corporation, a Georgia corporation (the "Purchaser"), which is a wholly owned subsidiary of Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Parent"), hereby offers to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Morrison Restaurants Inc., a Georgia corporation (the "Company"), and the associated preferred stock purchase rights (the "Rights") issued pursuant to that certain Rights Agreement, dated as of March 2, 1996 (as amended, the "Rights Agreement"), by and between the Company and SunTrust Bank, N.A., as rights agent, at a purchase price of $5.00 per Share and associated Right, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). The Rights Agreement is described in greater detail below in Section
12. Unless the context requires otherwise, all references in this Offer to Purchase to Shares shall be deemed to refer also to the associated Rights, and all references to Rights shall be deemed to include all benefits that may inure to the stockholders of the Company or to holders of the Rights pursuant to the Rights Agreement. In connection with the Merger Agreement (as defined below), the Company has amended the Rights Agreement so that the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the purchase of Shares pursuant thereto, will not result in the occurrence of a Distribution Date, a Stock Acquisition Date, a Triggering Event or any person becoming an Acquiring Person (each as defined in the Rights Agreement), or in any adjustment to the exercise price or other terms of the Rights. Unless and until the Distribution Date occurs, the Rights will be transferred with and only with the Shares and, therefore, the surrender for transfer of any of the certificates representing Shares (the "Share Certificates"), including upon acceptance for payment of such Shares pursuant to the Offer, will also constitute the surrender for transfer of the Rights associated with the Shares represented by such Share Certificates. See Section 12.

     Tendering stockholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer and sale of Shares and Rights pursuant to the Offer. The Purchaser will pay all fees and expenses of Scott & Stringfellow, Inc., which is acting as Dealer Manager for the Offer (in such capacity, the "Dealer Manager"), IBJ Schroder Bank & Trust Company, which is acting as the Depositary (in such capacity, the "Depositary"), and MacKenzie Partners, Inc., which is acting as the Information Agent (in such capacity, the "Information Agent"), incurred in connection with the Offer. See Section 17.

     THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD OF DIRECTORS") HAS APPROVED BY UNANIMOUS VOTE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER (AS DEFINED BELOW), AND DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF THE SHARES AND RECOMMENDS THAT THE HOLDERS OF THE SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES TO THE PURCHASER PURSUANT TO THE OFFER.

     The Board of Directors has received the opinion dated April 22, 1998 of Wheat First Securities, Inc. ("Wheat First"), financial advisor to the Company, to the effect that, as of such date and based upon and subject to certain assumptions stated therein, the $5.00 per Share cash consideration to be received in the Offer and the Merger by holders of Shares (other than the Parent, Purchaser or any other subsidiary of Parent its affiliates and stockholders who exercise their dissenters' rights in accordance with applicable law) was fair from a financial point of view to such stockholders. A copy of the opinion of Wheat First is attached to the Company's Solicitation/Recommendation Statement on Schedule 14D-9, which is being distributed to the stockholders of the Company, and stockholders are urged to read the opinion carefully in its entirety for the assumptions made, matters considered and limitations on the review undertaken by Wheat First.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PURSUANT TO THE OFFER PRIOR TO THE EXPIRATION DATE (AS DEFINED IN SECTION 1) SUCH NUMBER OF SHARES WHICH CONSTITUTES NOT LESS THAN 66 2/3% OF THE SHARES OUTSTANDING ON THE DATE OF PURCHASE (THE "MINIMUM CONDITION") AND (II) THE EXPIRATION OR TERMINATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT") (THE "HSR ACT CONDITION"). SEE SECTIONS 1 AND 15. IF THE PURCHASER PURCHASES NOT LESS THAN THAT NUMBER OF SHARES NEEDED TO SATISFY THE MINIMUM CONDITION, OR, IF IT WAIVES THE MINIMUM CONDITION AND PURCHASES NOT LESS THAN A MAJORITY OF THE OUTSTANDING SHARES, IT WILL BE ABLE TO EFFECT THE MERGER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. SEE
SECTION 12.

     The Offer is being made pursuant to a Plan and Agreement of Merger, dated as of April 22, 1998 (the "Merger Agreement"), among the Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Georgia Business Corporation Code (the "GBCC"), the Purchaser will be merged with and into the Company (the "Merger"). Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and become a wholly owned subsidiary of the Parent, and the separate corporate existence of the Purchaser will cease. See Section 11.

     At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Parent, the Purchaser or any other subsidiary of the Parent, or held in the treasury of the Company, which shall be canceled, and other than Shares, if any (collectively, the "Dissenting Shares"), held by stockholders who have properly exercised and perfected dissenters' rights under Part 2 of Article 13 of the GBCC), will, by virtue of the Merger and without any action on the part of the holders of the Shares, be converted into the right to receive $5.00 in cash (the "Merger Consideration"), payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share, less any required withholding taxes.

     The Merger Agreement is more fully described in Section 11. Certain federal income tax consequences of the sale of the Shares pursuant to the Offer and the exchange of Shares for the Merger Consideration pursuant to the Merger are described in Section 5.

     The Merger Agreement provides that, promptly upon the acceptance for payment by Purchaser of Shares tendered pursuant to the Offer, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, as will give it representation on the Board of Directors equal to at least that number of directors equal to the product of (i) the total number of directors on the Board of Directors and (ii) the percentage that the number of Shares so accepted for payment bears to the number of Shares outstanding. In the Merger Agreement, the Company has agreed, at the election of the Purchaser, either to increase the size of the Board of Directors or use its best efforts to cause the appropriate number of directors who were directors of the Company as of the date of the Merger Agreement to resign and Purchaser's designees to be appointed or elected to fill the vacancies thereby created. However, until the Effective Time, the Board must include at least three directors who were directors of the Company on the date of the Merger Agreement and who are neither designees, officers, directors, full-time employees or affiliates of Parent or the Purchaser nor full-time employees of the Company.

     The Company has represented to the Parent that as of the close of business on April 20, 1998, there were 9,236,440 Shares issued and outstanding. Pursuant to the Merger Agreement, holders of stock options granted under Company incentive plans, whether or not then exercisable, which were outstanding on the date of the Merger Agreement, and which have not been exercised prior to the acquisition of Shares pursuant to the Offer, shall be entitled to receive, in cancellation and settlement of such options, a cash payment equal to the excess, if any, of the Merger Consideration over the respective exercise prices of such options. Based upon the foregoing and assuming no exercise of outstanding options, the Purchaser believes that 6,157,627 Shares constitutes 66 2/3% of the outstanding Shares. Accordingly, if the Purchaser acquires such minimum number of Shares, it would have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder. Under the terms of the Merger Agreement, Parent and Purchaser may waive the Minimum

Condition and acquire not less than a majority of the outstanding Shares. Parent and Purchaser currently do not intend to waive the Minimum Condition but reserve the right to do so, subject to the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission").

     THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                                THE TENDER OFFER

1. TERMS OF THE OFFER; EXPIRATION DATE.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the Purchaser will accept for payment and pay for all Shares validly tendered on or prior to the Expiration Date and not properly withdrawn as permitted by Section 4. The term "Expiration Date" means 12:00 midnight, New York City time, on Wednesday, May 27, 1998, unless and until the Purchaser, in its sole discretion (but subject to the terms and conditions of the Merger Agreement), shall have extended the period during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, shall expire.

     The Offer is conditioned upon, among other things, satisfaction of the Minimum Condition and the HSR Act Condition. See Section 15, which sets forth in full the conditions to the Offer. Subject to the provisions of the Merger Agreement and the applicable rules and regulations of the Commission, the Purchaser reserves the right, in its sole discretion, to waive any or all conditions to the Offer (other than the Minimum Condition (so as to acquire less than a majority of the outstanding Shares)) and to modify the terms of the Offer. Subject to the provisions of the Merger Agreement, including the provisions of the Merger Agreement described in the next paragraph, and the applicable rules and regulations of the Commission, if by the Expiration Date any or all of such conditions to the Offer have not been satisfied, the Purchaser reserves the right (but shall not be obligated) to (i) terminate the Offer and return all tendered Shares to tendering stockholders, (ii) waive such unsatisfied conditions and purchase all Shares validly tendered or (iii) extend the Offer and, subject to the terms of the Offer (including the rights of stockholders to withdraw their Shares), retain the Shares which have been tendered, until the termination of the Offer, as extended.

     Under the terms of the Merger Agreement, the Purchaser has agreed with the Company that it will not, without the prior written consent of the Company, decrease the price per Share payable in the Offer, decrease the number of Shares being sought in the Offer, change the form of consideration payable in the Offer (other than by adding consideration), add additional conditions to the Offer, or, subject to the Purchaser's right to extend the Offer as set forth below, make any other change in the terms of the Offer which is adverse to the holders of Shares. The Merger Agreement provides that the Purchaser may, without the consent of the Company, (i) extend the Offer (on one or more occasions) beyond the scheduled Expiration Date if at any such date any of the conditions to the Purchaser's obligation to purchase Shares have not been satisfied or waived, until such time as such conditions are satisfied or waived, or (ii) extend the Offer to the extent required by any rule or regulation of the Commission. Notwithstanding anything in the preceding sentence to the contrary, the Merger Agreement provides that the Purchaser may not, without the Company's prior written consent, (A) extend the Expiration Date if the failure to meet any condition to the Offer was directly or indirectly caused by an act or omission of the Parent or the Purchaser or (B) effect any individual extension under clause (i) of the immediately preceding sentence in excess of the amount of time reasonably believed by the Parent to be necessary to satisfy such condition, which shall in no event exceed 10 business days. The Purchaser shall have no obligation to pay interest on the purchase price of tendered Shares. Subject to the applicable rules and regulations of the Commission and the provisions of the Merger Agreement described above, the Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 15 shall have occurred, to
(i) extend the
period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, by giving oral or written notice of such extension to the Depositary or (ii) amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the right of a tendering stockholder to withdraw such stockholder's Shares.

     Any extension, delay, termination, waiver or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made in accordance with Rule 14e-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, except as provided by applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that material changes be promptly disseminated to holders of Shares), the Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

     If the Purchaser makes a material change in the terms of the Offer or the information concerning the Offer or if it waives a material condition of the Offer, the Purchaser will disseminate additional tender offer materials and extend the Offer to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in price or a change in the percentage of securities sought, will depend upon the facts and circumstances, including the materiality of the changed terms or information. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum ten business day period from the day of such change is generally required to allow for adequate dissemination to stockholders. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday, or a federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

     The Company has provided the Purchaser with the Company's stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal and other relevant materials will be mailed by the Purchaser to record holders of Shares and furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and will pay for all Shares validly tendered and not properly withdrawn on or prior to the Expiration Date as soon as practicable after the later to occur of (i) the Expiration Date and
(ii) the satisfaction or waiver of the conditions of the Offer set forth in
Section 15, including without limitation the Minimum Condition and the HSR Act Condition. All determinations concerning the satisfaction of such terms and conditions will be within the Purchaser's discretion, which determinations will be final and binding. In addition, subject to applicable rules of the Commission, the Purchaser expressly reserves the right to delay acceptance for payment of or payment for shares in order to comply in whole or in part with any law, including, without limitation, the HSR Act. Any such delays will be effected in compliance with Rule 14e-1(c) under the Exchange Act (relating to a bidder's obligation to pay for or return tendered securities promptly after the termination or withdrawal of such bidder's offer).

     For information with respect to approvals required to be obtained prior to the consummation of the Offer, including under the HSR Act, see Section 16.

     In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share Certificates and, if applicable, certificates evidencing the Rights ("Rights Certificates"), or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Shares and, if applicable, Rights into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility")pursuant to the procedures set forth in Section 3, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

     The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to and received by the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Shares and, if applicable, Rights that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchaser may enforce such agreement against such participant.

     PRIOR TO A DISTRIBUTION DATE, A VALID TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. If Rights Certificates have been distributed to holders of Shares, such holders are required to tender, or make book-entry transfer of, Rights Certificates representing a number of Rights equal to the number of Shares being tendered in order to effect a valid tender of such Shares. See Section 12.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares and Rights validly tendered and not properly withdrawn as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance for payment of such Shares and Rights pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares and Rights accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from the Purchaser and transmitting such payments to stockholders whose Shares and Rights have been accepted for payment. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES AND RIGHTS BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT. If, for any reason whatsoever, acceptance for payment of or payment for any Shares and Rights tendered pursuant to the Offer is delayed or the Purchaser is unable to accept for payment or pay for Shares and Rights tendered pursuant to the Offer, then without prejudice to the Purchaser's rights set forth herein, the Depositary may nevertheless, on behalf of the Purchaser and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Shares and Rights, and such Shares and Rights may not be withdrawn except to the extent that the tendering stockholder is entitled to and duly exercises withdrawal rights as described in Section 4.

     If any tendered Shares and Rights are not accepted for payment for any reason or if Share Certificates are submitted for more Shares and Rights than are tendered, Share Certificates evidencing unpurchased or untendered Shares and Rights will be returned without expense to the tendering stockholder (or, in the case of Shares and Rights tendered by book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3, such Shares and Rights will be credited to an account maintained at the Book-Entry Transfer Facility), in each case with the related Rights Certificates, if any, as promptly as practicable following the expiration, termination or withdrawal of the Offer.

     The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more corporations directly or indirectly wholly-owned by Parent the right to purchase all or any portion of the Shares and Rights tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares and Rights validly tendered and accepted for payment pursuant to the Offer.

3. PROCEDURE FOR TENDERING SHARES AND RIGHTS.

     Valid Tenders. Except as set forth below, in order for Shares and Rights to be validly tendered pursuant to the Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Shares and Rights, and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date and either (i) Share Certificates and Rights Certificates, if applicable, evidencing tendered Shares and Rights must be received by the Depositary at such address or such Shares and Rights must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary, in each case on or prior to the Expiration Date or (ii) the guaranteed delivery procedures described below must be complied with.

     Rights Certificates. PRIOR TO A DISTRIBUTION DATE, A VALID TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. If the Distribution Date has occurred and Rights Certificates have been distributed to such holders prior to the date of tender pursuant to the Offer, Rights Certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto, in order for such Shares to be validly tendered. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are tendered pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedures described below. A tender of Shares without Rights Certificates as set forth above constitutes an agreement by the tendering stockholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three business days after the date Rights Certificates are distributed.

     Book-Entry Transfer. The Depositary will make a request to establish accounts with respect to the Shares at the Book-Entry Transfer Facility for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make book-entry delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, must in any case be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. If the Distribution Date occurs, to the extent that the Rights become eligible for book-entry transfer under procedures established by the Book-Entry Transfer Facility, the Depositary will make a request to establish an account with respect to the Rights at the Book-Entry Transfer Facility as soon as practicable. If book-entry delivery of Rights is available, the foregoing book-entry transfer procedure will also apply to Rights. However, no assurance can be given that book-entry delivery of Rights will be available. If book-entry delivery is not available and if separate Rights Certificates have been issued, a tendering stockholder is not relieved of delivery requirements hereunder and thus will be required to tender Rights by means of actual physical delivery of Rights Certificates to the Depositary or pursuant to the guaranteed delivery procedures set forth below.

     DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES AND RIGHTS CERTIFICATES, IF APPLICABLE, AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Signature Guarantees. Signatures on Letters of Transmittal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), except in cases where Shares and Rights are tendered
(i) by a registered holder of Shares who has not completed either the box labeled "Special Payment Instructions" or the box labeled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

     If the Share Certificates and Rights Certificates, if applicable, are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or Share Certificates and Rights Certificates, if applicable, not accepted for payment or not tendered are to be returned, to a person other than the registered holder, the Share Certificates and Rights Certificates, if applicable, must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name of the registered holder appears on such certificates, with the signatures on such certificates or stock powers guaranteed as aforesaid. See Instructions 1 and 5 of the Letter of Transmittal.

     If Share Certificates and Rights Certificates, if applicable, are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) must accompany each such delivery.

     Guaranteed Delivery. If a stockholder desires to tender Shares and Rights pursuant to the Offer and such stockholder's Share Certificates and Rights Certificates, if applicable, are not immediately available, or such stockholder cannot deliver the Share Certificates and Rights Certificates, if applicable, and all other required documents to reach the Depositary on or prior to the Expiration Date, or such stockholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares and Rights may nevertheless be tendered, provided that all of the following conditions are satisfied:

          (i) such tender is made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form made available by the Purchaser is received by the Depositary as provided below on or prior to the Expiration Date; and

          (iii) the Share Certificates and Rights Certificates, if applicable (or a Book-Entry Confirmation), representing all tendered Shares and Rights in proper form for transfer, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal are received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery. A trading day is any day on which the New York Stock Exchange is open for business.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the stockholder owns the Shares and Rights tendered within the meaning of, and that the tender of the Shares and Rights effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in such Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share Certificates and Rights Certificates, if applicable, for, or of Book-Entry Confirmation with respect to, such Shares and Rights, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time and will depend upon when Share Certificates and Rights Certificates, if applicable, or Book-Entry Confirmations with respect to such Shares and Rights are received into the Depositary's account at a Book-Entry Transfer Facility.

     Appointment as Proxy. By executing the Letter of Transmittal, a tendering stockholder irrevocably appoints designees of the Purchaser and each of them as such stockholder's attorneys-in-fact and proxies, with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such stockholder's rights with respect to the Shares and Rights tendered by such stockholder and accepted for payment by the Purchaser (and with respect to any and all other Shares or Rights or other securities issued or issuable in respect of such Shares or Rights on or after the date hereof). All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest in the tendered Shares. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Shares and Rights for payment. Upon such acceptance for payment, all prior powers of attorney and proxies given by such stockholder with respect to such Shares and Rights (and such other Shares, Rights and other securities) will be revoked without further action, and no subsequent powers of attorney and proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The designees of the Purchaser will, with respect to the Shares and Rights (and such other Shares, Rights and other securities) for which such appointment is effective, be empowered to exercise all voting and other rights of such stockholder as they in their sole discretion may deem proper at any annual or special meeting of the Company's stockholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Shares and Rights to be deemed validly tendered, immediately upon the Purchaser's payment for such Shares and Rights, the Purchaser must be able to exercise full voting rights with respect to such Shares, Rights and other securities, including voting at any meeting of stockholders.

     Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares and Rights will be determined by the Purchaser in its sole discretion, which determination shall be final and binding. The Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may in the opinion of its counsel be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer (subject to the provisions of the Merger Agreement) or any defect or irregularity in any tender of Shares or Rights of any particular stockholder whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares or Rights will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Purchaser, the Parent, any of their affiliates or assigns, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

     Backup Federal Income Tax Withholding and Substitute Form W-9. Under the "backup withholding" provisions of federal income tax law, the Depositary may be required to withhold 31% of the amount of any payments of cash made pursuant to the Offer. In order to avoid backup withholding, each stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the payor of such cash with such stockholder's correct taxpayer identification number ("TIN") on a substitute form W-9 and certify, under penalties of perjury, that such TIN is correct and that such stockholder is not subject to backup withholding. If a stockholder does not provide its correct TIN or fails to provide the certifications described above, the Internal Revenue Service ("IRS") may impose a penalty on such stockholder, and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 31%. All stockholders surrendering Shares pursuant to the Offer should complete and sign the substitute Form W-9 included in the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign stockholders should complete and sign a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 9 of the Letter of Transmittal.

     Other Requirements. The Purchaser's acceptance for payment of Shares and Rights tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering stockholder and the Purchaser upon the terms and subject to the conditions of the Offer, including the tendering stockholder's representation and warranty that the stockholder is the holder of the Shares and Rights within the meaning of, and that the tender of the Shares and Rights complies with, Rule 14e-4 under the Exchange Act.

4. WITHDRAWAL RIGHTS.

     Tenders of Shares and Rights made pursuant to the Offer are irrevocable, except that Shares and Rights tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may be withdrawn at any time after June 22, 1998. If the Purchaser extends the Offer, is delayed in its acceptance for payment of Shares and Rights or is unable to purchase Shares and Rights validly tendered pursuant to the Offer for any reason, then without prejudice to the Purchaser's rights under the Offer, the Depositary may nevertheless, on behalf of the Purchaser, retain tendered Shares and Rights, and such Shares and Rights may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as described in this Section 4. Any such delay in acceptance for payment will be accompanied by an extension of the Offer to the extent required by law or by the Merger Agreement.

     For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Shares and Rights to be withdrawn, the number of Shares or Rights to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares and Rights. If Share Certificates or, if applicable, Rights Certificates to be withdrawn have been delivered or otherwise identified to the Depositary, then prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Shares or Rights have been tendered for the account of an Eligible Institution. If Shares or Rights have been tendered pursuant to the procedure for book-entry transfer as set forth in Section 3, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares or Rights, in which case a notice of withdrawal will be effective if delivered to the Depositary by any method of delivery described in the first sentence of this paragraph.

     All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Purchaser, in its sole discretion, whose determination will be final and binding. None of the Purchaser, the Parent, any of their affiliates or assigns, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

     Withdrawals of Shares and Rights may not be rescinded. Any Shares and Rights properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares and Rights may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in Section 3.

5. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The summary of tax consequences set forth below is for general information only and is based on the law as currently in effect. The tax treatment of each stockholder will depend in part upon such stockholder's particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, stockholders who acquired their Shares through the exercise of an employee stock option or otherwise as compensation, and persons who receive payments in respect of options to acquire Shares. ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS AND CHANGES IN SUCH TAX LAWS.

     The receipt of cash pursuant to the Offer or the Merger will be a taxable transaction for Federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable transaction under applicable state, local, foreign income or other tax laws. Generally, for Federal income tax purposes, a stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the Offer or the Merger and the stockholder's adjusted tax basis in the Shares and the associated Rights tendered by the stockholder and purchased pursuant to the Offer or the Merger. For Federal income tax purposes, such gain or loss will be a capital gain or loss if the Shares are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder's holding period is more than one year as of the date the Purchaser accepts such Shares for payment pursuant to the Offer or the effective date of the Merger, as the case may be. There are limitations on the deductibility of capital losses. Long-term capital gains of individuals are eligible for reduced rates of taxation, with additional rate reductions applicable to gains from capital assets held for more than 18 months. INDIVIDUALS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT OF CAPITAL GAINS AND LOSSES.

6. PRICE RANGE OF SHARES; CASH DIVIDENDS.

     The Shares are listed and traded on the New York Stock Exchange under the symbol "MRN." The following table sets forth, for the quarters indicated (starting from the date of the Distribution (as defined below)), the high and low sales prices per Share of Common Stock as reported by the New York Stock Exchange and the amount of cash dividends per Share paid during such periods.

                                                            HIGH      LOW     DIVIDENDS
                                                            -----    -----    ---------
Fiscal Year Ended June 1, 1996:
  (commencing March 9, 1996)..............................  $9.00    $5.50      $0.09
Fiscal Year Ended May 31, 1997:
  First Quarter...........................................  $7.38    $4.25      $0.09
  Second Quarter..........................................  $5.88    $4.63      $0.09
  Third Quarter...........................................  $5.38    $4.50      $0.09
  Fourth Quarter..........................................  $5.38    $4.50      $0.09
Fiscal Year Ended May 31, 1998:
  First Quarter...........................................  $5.25    $4.38      $0.09
  Second Quarter..........................................  $4.81    $3.00         --
  Third Quarter...........................................  $3.50    $2.25         --
  Fourth Quarter (through April 21, 1998).................  $4.63    $2.88         --

     On April 22, 1998, the last full trading day prior to the public announcement of the execution of the Merger Agreement by the Company, the Parent and Purchaser, the last reported sales price per Share on the New York Stock Exchange was $4.38. On April 28, 1998, the last full trading day prior to the Parent's commencement of the Offer, the last reported sales price per Share on the New York Stock Exchange was $4.82. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

     The Rights are currently attached to the outstanding Shares and may not be traded separately. If a Distribution Date occurs, the Rights could begin trading separately from the Shares. See Section 12. IN SUCH EVENT, STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION, IF ANY, FOR THE RIGHTS. Holders of Shares are required to tender one Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, if a Distribution Date occurs, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for a valid tender of Shares.

7. CERTAIN INFORMATION CONCERNING THE COMPANY.

     The summary information concerning the Company in this Section 7 and elsewhere in this Offer to Purchase is derived from the Company's 1996 Annual Report to Stockholders, 1997 Annual Report to Stockholders, other publicly available information and other information provided by the Company. The summary information set forth below is qualified in its entirety by reference to the publicly available reports of the Company (which may be obtained and inspected as described below) and should be considered in conjunction with the more comprehensive financial and other information contained in such reports and other publicly available reports and documents filed by the Company with the Commission and other publicly available information. Although neither the Purchaser nor the Parent has any knowledge that would indicate that any statements contained herein based upon such reports are untrue, neither the Purchaser nor the Parent assumes any responsibility for the accuracy or completeness of the information contained in such reports, or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of any such information but which are unknown to the Parent and the Purchaser.

     General. The Company owns and operates cafeterias, buffets and mall food court locations in the southeastern and mid-Atlantic regions of the United States. Prior to March 1996, the Company comprised the family dining business of Morrison Restaurants Inc. ("MRI"). On March 7, 1996, the shareholders of MRI approved the distribution of the Company's Common Stock to the shareholders of MRI (the "Distribution"). The effective date of the Distribution was March 9, 1996, and, pursuant to the Distribution, the shareholders of MRI received, among other things, one Share for every four shares of MRI held. The Company, formed in 1995 as a Georgia corporation, has its principal executive offices at 3300 Highlands Parkway, Suite 130, Atlanta, Georgia 30082.

     Financial Information. Set forth below is certain selected financial information for the Company which was derived from the Company's 1996 Annual Report to Stockholders, 1997 Annual Report to Stockholders and Quarterly Report on Form 10-Q for the thirty-nine week period ended February 28, 1998, each as filed with the Commission pursuant to the Exchange Act. More comprehensive financial information is included in the reports (including management's discussion and analysis of financial condition and results of operations) and other documents filed by the Company with the Commission, and the following financial information is qualified in its entirety by reference to such reports and other documents including the financial information and related notes contained therein. Such reports and other documents may be examined and copies thereof may be inspected and copied at the offices of the Commission and the New York Stock Exchange in the manner set forth below.

                           MORRISON RESTAURANTS INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           FOR THE FISCAL YEAR ENDED
                                              ----------------------------------------------------
                                              MAY 31,    JUNE 1,    JUNE 3,    JUNE 4,    JUNE 5,
                                                1997       1996       1995       1994       1993
                                              --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Net sales.................................  $249,637   $267,638   $294,587   $292,493   $291,032
  Operating costs and expenses..............   245,288    283,226    275,479    275,769    277,922
                                              --------   --------   --------   --------   --------
  Income (loss) before income taxes.........     4,349    (15,588)    19,108     16,724     13,110
  Provision for (benefit from) federal and
     state income taxes.....................     1,617     (5,694)     7,734      6,646      4,898
                                              --------   --------   --------   --------   --------
  Net income (loss).........................  $  2,732   $ (9,894)  $ 11,374   $ 10,078   $  7,700
                                              ========   ========   ========   ========   ========
  Earnings (loss) per common share and
     common equivalent share................  $   0.30   $  (1.10)  $   1.27   $   1.08   $   0.81
                                              ========   ========   ========   ========   ========
  Dividends per common share................  $   0.36   $   0.09   $     --   $     --   $     --
                                              ========   ========   ========   ========   ========

                                                                     AS OF
                                              ----------------------------------------------------
                                              MAY 31,    JUNE 1,    JUNE 3,    JUNE 4,    JUNE 5,
                                                1997       1996       1995       1994       1993
                                              --------   --------   --------   --------   --------
BALANCE SHEET DATA:
  Working capital deficit...................  $(16,983)  $(13,754)  $(14,916)  $(20,667)  $(18,131)
  Total assets..............................    84,028     83,539     90,122     77,461     82,077
  Stockholders' equity......................    39,944     39,844     47,465     29,303     32,623

                                                                FOR THE THIRTY-NINE
                                                                    WEEKS ENDED
                                                              ------------------------
                                                              FEBRUARY 28,    MARCH 1,
                                                                  1998          1997
                                                              ------------    --------
INCOME STATEMENT DATA:
  Net sales.................................................    $179,670      $188,056
  Operating costs and expenses..............................     184,269       184,582
                                                                --------      --------
  Income (loss) before income taxes.........................      (4,599)        3,474
  Provision for (benefit from) federal and state income
     taxes..................................................      (1,709)        1,288
                                                                --------      --------
  Net income (loss).........................................    $ (2,890)     $  2,186
                                                                ========      ========
  Basic earnings (loss) per share...........................    $  (0.32)     $   0.24
                                                                ========      ========
  Diluted earnings (loss) per share.........................    $  (0.32)     $   0.24
                                                                ========      ========
  Dividends per common share................................    $     --      $   0.27
                                                                ========      ========

                                                                 AS OF
                                                              FEBRUARY 28,
                                                                  1998
                                                              ------------
BALANCE SHEET DATA:
  Working capital deficit...................................    $(23,322)
  Total assets..............................................      83,365
  Stockholders' equity......................................      36,862

                             ---------------------

     Available Information. The Shares are registered under the Exchange Act. Accordingly, the Company is subject to the informational filing requirements of the Exchange Act and in accordance therewith is obligated to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their compensation, options granted to them, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in such proxy statements and distributed to the Company's stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained at the Web site that the Commission maintains at http://www.sec.gov. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material should also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Except as otherwise noted in this Offer to Purchase, all of the information with respect to the Company set forth in this Offer to Purchase has been derived from publicly available information.

     Certain Projections. In connection with the Parent's and Purchaser's due diligence review of the Company, the Company made available to Parent certain non-public information, including a business plan and quarterly financial projections (income statement, balance sheet and cash flows) for the fiscal years ended May 1998, 1999 and 2000. Two scenarios were presented -- Scenario A and Scenario B, with Scenario A reflecting results that Company's management believed were achievable under its business plan, and Scenario B presenting more conservative potential results.

     The projections provided by the Company to the Parent and Purchaser were prepared in connection with the Company's negotiations with its lender with respect to the restructuring of its Credit Facility effort to sell the Company. While presented with numerical specificity, the projections are based upon a variety of assumptions relating to the business of the Company, industry performance, general business and economic conditions and other matters and are subject to significant uncertainties and contingencies, many of which are beyond the Parent's, Purchaser's or the Company's control. All such assumptions were developed by the Company's management without the approval or involvement by Parent or Purchaser. Such projections are inherently imprecise, and there can be no assurances that any such projections would be realized or that actual results would not differ significantly from those set forth below. Neither the Parent nor the Company, nor their respective directors or financial advisors, accepts any responsibility for such projections or the bases or assumptions on which they were prepared. Such projections were not intended to be a forecast of financial results by the Company, were not prepared with a view to public disclosure or compliance with the published guidelines of the Commissioner or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts, and were not reviewed by the Company's independent auditors.

     Such projections for the Company's fiscal years 1998, 1999 and 2000 are being summarized below solely because they were made available to Parent and Purchaser during the course of its due diligence review. Neither the Parent nor the Purchaser relied on such projections in evaluating a transaction with the Company, and none of Parent, Purchaser, or the Company or any of their financial advisors assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projections. None of Parent, Purchaser, the Company or any of their financial advisors has made, or makes, any representation to any person regarding the information contained in the projections and none of them intends to update or publicly revise the projections to reflect circumstances existing or occurring after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the projections prove to be in error.

     The principal assumptions (which were the same for Scenario A and Scenario B, except for customer count trends) underlying the projections are as follows:

          (i) improvements in customer count trends, with Scenario A assuming a faster rate of improvement in customer counts than Scenario B;

          (ii) increases in average check sales per customer of approximately 3% per year, basically to offset projected increases in food costs;

          (iii) The opening of 6 new small cafeterias in 1999, and 6 additional small cafeterias in 2000, partially offset by the anticipated closure of a total of 6 cafeterias during the same period;

          (iv) increase of food prices of 2.5%, due to general inflation;

          (v) annual increase in overall wages of 2.1% for each of 1999 and 2000; and

          (vi) capital expenditures of $11.5 million in 1999 and $5.1 million in 2000 to remodel existing stores, open new stores and purchase equipment and technology.

     Because of the inherent difficulty in predicting future quarterly results, projections for each full fiscal year have been included.

                     COMPANY SELECTED FINANCIAL PROJECTIONS
                                 (IN THOUSANDS)

                                   SCENARIO A

                                                              FY 1998 E    FY 1999 E    FY 2000 E
                                                              ---------    ---------    ---------
Net Sales...................................................  $245,701     $252,381     $263,374
Gross Margin................................................   177,656      185,869      194,124
EBITDA......................................................     6,407        9,620       10,533
Depreciation................................................     9,909        9,645        8,257
EBT.........................................................  $ (4,448)    $ (1,166)    $  1,254

                                   SCENARIO B

                                                              FY 1998 E    FY 1999 E    FY 2000 E
                                                              ---------    ---------    ---------
Net Sales...................................................  $243,608     $247,045     $252,365
Gross Margin................................................   176,153      181,975      186,074
EBITDA......................................................     4,964        5,892        3,031
Depreciation................................................     9,909        9,645        8,250
EBT.........................................................  $ (5,924)    $ (5,156)    $ (7,000)

8. CERTAIN INFORMATION CONCERNING THE PARENT AND THE PURCHASER.

     The Purchaser. The Purchaser is a newly formed Georgia corporation organized at the direction of the Parent in connection with the Offer and the Merger. The address of the Purchaser is the same as the address of the Parent.

     The Parent. The Parent is a Louisiana corporation that was incorporated in 1965 and is the successor to various predecessor corporations and partnerships which operated "Piccadilly" cafeterias beginning with the acquisition of the first unit in 1944. The Parent operates 131 cafeterias in 15 states, four Piccadilly Express in Associated Grocer Supermarkets and seven Ralph & Kacoo's seafood restaurants in three states. All units are owned by the Parent. The Parent's principal executive offices are located at 3232 Sherwood Forest Blvd., Baton Rouge, Louisiana 70816.

     Except as set forth in this Offer to Purchase, neither the Purchaser, Parent, any of their respective affiliates nor, to the best of their knowledge, any of the persons listed on Schedule I to this Offer to Purchase ("Schedule I"), has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of the Company, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, or the giving or withholding of proxies. Except as set forth in this Offer to Purchase, neither the Purchaser nor Parent, nor to the best of the knowledge of the Purchaser and Parent, any of the persons listed on Schedule I, has entered into any transaction with the Company, or any of the Company's affiliates which are corporations, since June 5, 1994, the aggregate amount of which was equal to or greater than one percent of the consolidated revenues of the Company for (i) the fiscal year in which such transaction occurred or (ii) the portion of the current fiscal year which has occurred if the transaction occurred this fiscal year. Except as set forth in this Offer to Purchase, neither the Purchaser, Parent, any of their respective affiliates, nor, to the best of their knowledge, any of the persons listed on Schedule I, has had, since June 5, 1994, any business relationships or transactions with the Company or any of its executive officers, directors or affiliates that would require reporting under the rules of the Commission. Except as set forth in this Offer to Purchase, since June 5, 1994, there have been no contacts, negotiations or transactions between the Purchaser, Parent, any of their respective affiliates or, to the best of their knowledge, any of the persons listed on Schedule I, and the Company or its affiliates concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

     Financial Information. Set forth below is certain selected financial information for the Parent. More comprehensive financial information is included in the reports (including management's discussion and analysis of financial condition and results of operations) and other documents filed by the Parent with the Commission, and the following financial information is qualified in its entirety by reference to such reports and other documents including the financial information and related notes contained therein. Such reports and other documents may be examined and copies thereof may be inspected and copied at the offices of the Commission and the New York Stock Exchange in the manner set forth below.

                          PICCADILLY CAFETERIAS, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   FOR THE FISCAL YEAR ENDED JUNE 30,
                                          ----------------------------------------------------
                                            1997       1996       1995       1994       1993
                                          --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Net sales.............................  $304,838   $300,550   $287,848   $276,223   $271,460
  Costs and expenses....................   289,693    299,922    281,207    264,670    263,801
                                          --------   --------   --------   --------   --------
  Income before income taxes............    15,145        628      6,641     11,553      7,659
  Provision for income taxes............     5,755        243      2,590      4,506      2,834
                                          --------   --------   --------   --------   --------
  Net income............................  $  9,390   $    385   $  4,051   $  7,047   $  4,825
                                          ========   ========   ========   ========   ========
  Net income per share -- basic and
     assuming dilution..................  $   0.89   $   0.04   $   0.40   $   0.70   $   0.49
                                          ========   ========   ========   ========   ========
  Cash dividends per share..............  $   0.48   $   0.48   $   0.48   $   0.48   $   0.48
                                          ========   ========   ========   ========   ========

                                                             AS OF JUNE 30,
                                          ----------------------------------------------------
                                            1997       1996       1995       1994       1993
                                          --------   --------   --------   --------   --------
BALANCE SHEET DATA:
  Working capital (deficit).............  $(19,167)  $(26,750)  $(45,771)  $(26,063)  $  2,043
  Total assets..........................   147,332    148,280    165,121    154,773    152,618
  Stockholders' equity..................    77,604     73,293     76,445     75,874     72,192

                                                              FOR THE SIX MONTHS ENDED
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
INCOME STATEMENT DATA:
  Net sales.................................................   $158,141      $152,969
  Costs and expenses........................................    150,358       146,146
                                                               --------      --------
  Income before income taxes................................      7,783         6,823
  Provision for income taxes................................      2,880         2,593
                                                               --------      --------
  Net income................................................   $  4,903      $  4,230
                                                               ========      ========
  Net income per share -- basic and assuming dilution.......   $   0.47      $   0.40
                                                               ========      ========
  Cash dividends per share..................................   $   0.24      $   0.24
                                                               ========      ========

                                                                 AS OF
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
BALANCE SHEET DATA:
  Working capital deficit...................................    $(19,903)
  Total assets..............................................     147,587
  Stockholders' equity......................................      79,984

     Available Information. Parent is subject to the informational requirements of the Exchange Act and in accordance therewith is obligated to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained at the Web site that the Commission maintains at http://www.sec.gov. Copies of such material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street,

N.W., Washington, D.C. 20549. In addition, such material should also be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The name, citizenship, business address, present principal occupation or employment and five year employment history of each of the directors and executive officers of the Parent and the Purchaser are set forth on Schedule I hereto.

9. SOURCE AND AMOUNT OF FUNDS.

     The Purchaser will require approximately $48.3 million to (i) purchase the Shares (assuming all in-the-money and exercisable options are exercised) pursuant to the Offer and the Merger and (ii) pay fees and expenses to be incurred in connection with the completion of the Offer and the Merger. All of the funds required to finance the foregoing will be furnished to the Purchaser by the Parent. The Parent will obtain such funds from a revolving credit facility that will be established prior to the purchase of any Shares pursuant to the Offer. The Company has received a commitment letter issued by Hibernia National Bank ("Hibernia"), pursuant to which Hibernia has agreed to provide a $100 million revolving credit facility (the "Revolver") to the Parent, which will have a three year term and be unsecured. Amounts borrowed under the Revolver will bear interest at LIBOR plus a margin that will vary depending on the Company's financial performance. Currently, the approximate interest rate would be 7.3%.

10. BACKGROUND OF THE OFFER; CONTACTS WITH THE COMPANY.

     In September 1997, Ronald A. LaBorde, the Chief Executive Officer of Parent, contacted Ronnie L. Tatum, the Chief Executive Officer of the Company, and suggested a meeting, which was held in October 1997. At the meeting, Messrs. LaBorde and Tatum discussed the possible combination of the two companies. In December 1997, after several follow-up telephone conversations between Messrs. LaBorde and Tatum, Mr. Tatum advised Mr. LaBorde that the Company's Board was considering Parent's proposal. Shortly thereafter, Parent was advised by Wheat First that it had been engaged by the Company to assist in a controlled auction and that Parent would be invited to bid. At the request of Wheat First and the Company, Parent executed a confidentiality agreement on December 30, 1997.

     On January 23, 1998, Wheat First provided Parent with a Confidential Information Memorandum regarding the Company and asked Parent to submit a preliminary, non-binding written indication of interest no later than February 20, 1998. On February 18, 1998, Parent's Board met and authorized the submission by Parent of a non-binding indication of interest in acquiring all of the Company's outstanding stock for aggregate consideration of $35 million, or $3.79 per share, in cash. On February 20, 1998, Parent submitted its non-binding indication of interest, and asked to be provided with additional information regarding the Company. On February 25, 1998, Parent was advised that, based on its initial proposal, it would be invited to submit a revised proposal in a second round of bidding, but that its chances of being the successful bidder would be enhanced if the aggregate consideration proposed by Parent was increased. On March 16, 1998, Parent engaged Scott & Stringfellow, Inc. to advise it with respect to the proposed purchase of the Company.

     On March 27, 1998, Parent's Board met and, after being advised by management as to the current status of the auction, authorized an increase in the Parent's proposed purchase price to an aggregate of $42 million, or $4.55 per share, which proposal Mr. LaBorde conveyed to Wheat First that same day. Parent was advised that although the increase in its proposed purchase price was sufficient to permit Parent to continue to participate in the bidding, there was no assurance that Parent's bid would be successful. Nevertheless, on March 31, 1998, the Company's counsel provided Parent with a draft merger agreement and asked for preliminary comments to that draft.

     On April 9, 1998, Parent's Board met and authorized Mr. LaBorde to make a binding offer to acquire the Company's outstanding stock for approximately $46.2 million, or $5.00 per share in cash. On April 10, 1998, Wheat First advised Parent that the Company was prepared to negotiate a definitive merger agreement with Parent based on the proposed $5.00 per share cash price. Between April 13, 1998 and April 22, 1998, representatives of Parent completed their due diligence investigation of the Company and conducted several negotiation sessions with representatives of the Company concerning the terms of the Merger Agreement.

     On April 21, 1998, the Company's Board met and authorized Mr. Tatum to execute the Merger Agreement, and on April 22, 1998, Parent's Board met and authorized Mr. LaBorde to execute the Merger Agreement. The parties executed the Merger Agreement after the close of business on April 22, 1998 and a joint announcement of the execution of the Merger Agreement was made by the Parent and the Company on April 23, 1998, prior to the beginning of trading on the New York Stock Exchange.

11. THE MERGER AGREEMENT.

     The following is a summary of the Merger Agreement, which summary is qualified in its entirety by reference to the copy thereof filed as an exhibit to the Parent's Tender Offer Statement on Schedule 14D-1 filed with the Commission.

THE MERGER AGREEMENT

     The Offer. The Merger Agreement provides that within five business days of the public announcement of the execution of the Merger Agreement, the Purchaser will commence the Offer. The Merger Agreement further provides that the Purchaser will accept for payment all Shares validly tendered pursuant to the Offer, and not withdrawn, as soon as legally permissible and shall pay for all such Shares as soon as practicable thereafter; provided that all of the conditions to the Offer set forth in the Merger Agreement have been satisfied or waived. The parties to the Merger Agreement have also agreed in the Merger Agreement that the obligations of the Parent and the Purchaser to consummate the Offer, and to accept for payment and pay for Shares tendered pursuant to the Offer, will be subject only to the conditions described in Section 15 hereof. Under the Merger Agreement, the Purchaser expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition (so as to acquire less than a majority of the outstanding Shares)); provided, that, unless previously approved in writing by the Board of Directors, the Purchaser will not (i) decrease the Merger Consideration, (ii) decrease the number of Shares being sought in the Offer, (iii) change the form of consideration payable in the Offer (other than by adding consideration), (iv) add additional conditions to the Offer, or (v) subject to the Purchaser's right to extend the Offer as described below, make any other change in the terms of the Offer which is adverse to the holders of Shares. Under the Merger Agreement, the Purchaser may, without consent of the Company, (i) extend the Offer (on one or more occasions) beyond the scheduled Expiration Date if at any such date any of the conditions to the Purchaser's obligation to purchase Shares have not been satisfied or waived, until such conditions are satisfied or waived, or (ii) extend the Offer to the extent required by any rule or regulation of the Commission; provided that notwithstanding anything in the foregoing clause to the contrary, the Purchaser may not, without the Company's prior written consent, (A) extend the Expiration Date if the failure to meet any condition was directly or indirectly caused by an act or omission of the Parent or the Purchaser or (B) effect any individual extension as described in clause (i) of this sentence in excess of the amount of time reasonably believed by the Purchaser to be necessary to satisfy such condition, but in no case shall such date exceed 10 business days; provided further, that if the Purchaser does not consummate the Offer on the initial Expiration Date, or any extension thereof, due to the failure of one or more conditions in any of paragraphs b(i) through
(iii) or b(v) under Section 15 hereof to be satisfied, the Parent will cause the Purchaser to, and the Purchaser will, unless the Company has materially breached the Merger Agreement and failed to cure such breach within 15 days of being notified thereof in writing, extend the Offer one or more times until the earlier or (i) 11:59 p.m. New York City time on the 60th calendar day after the date of the Merger Agreement or (ii) two business days after such time as such condition or conditions are satisfied or waived; provided further, that the Purchaser will not be obligated to extend the Offer pursuant to the foregoing proviso if the condition that has not been satisfied is not reasonably capable of being cured or satisfied at or prior to the 60th calendar day after the date of the Merger Agreement. The Merger Agreement provides that the Parent will make available to the Purchaser on a timely basis the funds necessary to accept for payment and pay for Shares pursuant to this Offer. The Merger Agreement further provides that the Purchaser may, at any time, transfer or assign to one or more corporations directly or indirectly wholly-owned by the Purchaser the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations with respect to the Offer or prejudice the rights of tendering stockholders to receive payments for Shares validly tendered and accepted for payment in the Offer.

     Company Board Representation. The Merger Agreement provides that, promptly upon acceptance for payment by the Purchaser of Shares pursuant to the Offer, the Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, as will give the Purchaser representation on the Board of Directors equal to at least that number of directors equal to the product of
(i) the total number of directors on the Board of Directors and (ii) the percentage that the number of Shares so accepted for payment bears to the number of Shares outstanding, and the Company will, at such time, at the election of the Purchaser either increase the size of the Board of Directors or use its best efforts to cause the appropriate number of directors who are members of the Board of Directors as of the date of the Merger Agreement to resign and the Purchaser's designees to be appointed or elected to fill the vacancies thereby created in conformity with the GBCC, the Company's amended and restated articles of incorporation and by-laws and other applicable law. In addition, until the Effective Time, there will be at least three directors on the Board of Directors who are directors of the Company as of the date of the Merger Agreement and who are neither designees, officers, directors, full-time employees or affiliates of Parent or the Purchaser nor full-time employees of the Company (the "Independent Directors"); provided, however, that if the number of Independent Directors is reduced below three for any reason, the Board of Directors will, subject to the approval of the remaining Independent Directors, if any, designate a person or persons to fill the vacancy or vacancies who were directors of the Company on the date of the Merger Agreement and are not an officer, director, full-time employee or affiliate of Parent or the Purchaser or a full-time employee of the Company, and such persons will be deemed to be Independent Directors for purposes of the Merger Agreement. The Merger Agreement further provides that the Company's obligations to appoint designees to its Board of Directors will be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder.

     The Merger Agreement provides that following the election or appointment of the Purchaser's designees pursuant to the provisions described in the immediately preceding paragraph and until the Effective Time, any amendment of the Merger Agreement or the restated articles of incorporation or by-laws of the Company, any termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser, any waiver of any of the Company's rights thereunder, or any transaction between Parent (or any affiliate or associate thereof) and the Company will require the concurrence of a majority of the Independent Directors. The Independent Directors will have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably appropriate to assist them in the exercise of their duties in connection with Merger Agreement. In addition, the Independent Directors will have the authority to institute any action on behalf of the Company to enforce performance of the Merger Agreement.

     The Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, at the Effective Time and in accordance with the GBCC, the Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Purchaser will cease and the Company will continue as the Surviving Corporation.

     The Merger Agreement provides that upon consummation of the Merger the amended and restated articles of incorporation of the Company, as in effect immediately prior to the Effective Time, with such amendments as may be requested by the Purchaser and approved by the Board of Directors and stockholders of the Company, will be the articles of incorporation of the Surviving Corporation until thereafter amended or repealed as provided therein and in accordance with applicable law, and that the by-laws of the Purchaser, as in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation until thereafter amended or repealed in accordance with their terms and as provided by law. The Merger Agreement further provides that upon consummation of the Merger the directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or their earlier resignation or removal, and the officers of the Purchaser immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, to hold office until the earlier of their resignations or removal or until their respective successors are duly appointed and qualified, as the case may be.

     At the Effective Time, each Share issued and outstanding immediately prior thereto (other than Shares owned by the Parent, the Purchaser or any other direct or indirect subsidiary of the Parent or held in the

Company's treasury and Dissenting Shares (as defined in the Merger Agreement)), will be converted into the right to receive in cash the Merger Consideration, without interest, upon surrender of the certificate formerly representing such Share in the manner described in the Merger Agreement. All treasury Shares existing immediately prior to the Effective Time, if any, and all Shares owned by the Parent, the Purchaser or any other direct or indirect wholly-owned subsidiary of Parent, if any, will be canceled and extinguished, and no payment will be made with respect to such Shares.

     The Merger Agreement provides that Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who has demanded and perfected the right, if any, for appraisal of such Shares in accordance with Section Part 2 of Article 13 of the GBCC will not be converted into or represent the right to receive the Merger Consideration, but will only be entitled to such rights as are granted by the GBCC; provided however, that if such holder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal under the GBCC, then each Share of such holder will thereupon be deemed to have been converted into and to represent, as of the Effective Time, only the right to receive the Merger Consideration, without any interest thereon, as described above.

     The Merger Agreement provides that each share of common stock of the Purchaser will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

     Pursuant to the Merger Agreement, holders of stock options granted under Company incentive plans, whether or not then exercisable, which were outstanding on the date of the Merger Agreement, and which have not been exercised prior to the acquisition of Shares pursuant to the Offer, shall be entitled to receive, in cancellation and settlement of such options, a cash payment per Share equal to excess, if any, of the Merger Consideration over the respective exercise prices payable for such Shares. The Company has agreed to take actions available under the incentive plans to effect the cancellation of all such options.

     Representations and Warranties. The Merger Agreement contains various customary representations and warranties including, without limitation, representations and warranties by the Company as to the Company's organization and qualifications, capital stock, subsidiaries, its power and authority to enter into the Merger Agreement and consummate the transactions contemplated thereby, absence of conflicts with governing instruments or other agreements, governmental approvals and consents, accuracy of information contained in the Company's public filings with the Commission, legal proceedings, contracts and other agreements, absence of certain changes or events, taxes, brokers' and finders' fees, employee benefits and related matters, other employment matters, environmental matters, compliance with laws, possession of material licenses, accreditations and regulatory approvals, real property, the vote required to approve the Merger Agreement, the receipt of the opinion of the Company's financial advisor as to the fairness of the proposed transactions from a financial point of view, the exemption from application of state takeover statutes, the Rights Agreement and the veracity of information to be contained in the Company's Schedule 14D-9 to be filed with the Commission and supplied by the Company for inclusion in the Schedule 14D-1 filed by the Parent and Purchaser.

     In addition, the Merger Agreement contains representations and warranties of the Parent and the Purchaser concerning their organization, power and authority to enter into the Merger Agreement and consummate the transactions contemplated thereby, capital stock of the Purchaser, accuracy of information contained in the Parent's filings with the Commission, solvency of the Surviving Corporation following completion of the Merger, availability of financing, absence of violations of laws, and the veracity of the information to be contained in the Schedule 14D-1 filed by the Parent and Purchaser and supplied by the Parent for inclusion in the Schedule 14D-9 filed by the Company.

  Agreements of the Company, the Parent and the Purchaser.

     Conduct of Business Pending the Merger. Pursuant to the Merger Agreement, the Company has covenanted and agreed that it will use reasonable commercial efforts to preserve its business organization intact, to keep available to Parent and the Surviving Corporation the services of the Company's present employees, and to preserve for the Parent and the Surviving Corporation the goodwill of the Company's suppliers, customers and others with whom it has business relations. In addition, the Company has covenanted and agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement and the disclosure schedule to the Merger Agreement (the "Disclosure Schedule"), it will not without first obtaining the written consent of the Parent and the consent of a majority of the Independent Directors:

          (a) encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of the Company, other than in the ordinary course of business;

          (b) enter into any employment contract that is not terminable upon notice of 30 days or less, at will, and without penalty to the Company;

          (c) make any capital expenditure or commitment therefor or enter into any contract or agreement (i) which cannot be performed within three months or less or (ii) which involves the expenditure of over $250,000;

          (d) issue or sell, or agree to issue or sell, any shares of capital stock or other securities of the Company, other than pursuant to stock options outstanding as of the date of the Merger Agreement;

          (e) make any contribution, payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with the Company's usual past practice, or establish or enter into any new plan or contract or arrangement or make any change in any existing plan, contact or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, or terminate any plan;

          (f) increase indebtedness for borrowed money or extend a material amount of credit to anyone, except in the ordinary course of business consistent with prior practices;

          (g) guarantee the material obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices;

          (h) amend its articles of incorporation or by-laws;

          (i) enter into any option to purchase or purchase agreement or buy any real property, or enter into any new leases or renewals of existing leases for real property or open any new restaurant locations (unless contractually committed to do so); or

          (j) do any of the following:

             (A) discharge or satisfy any material lien or encumbrance, or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Company's balance sheet as of February 28, 1998 or (ii) liabilities incurred since the date of the Company's last filing with the Commission in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on the Company;

             (B) increase or establish any reserve for taxes or any other liability on the Company's books or otherwise provided therefor which would have a material adverse effect on the Company, except as may have been required due to consolidated income or operations of the Company since the date of the Company's last filing with the Commission;

             (C) make any material change affecting any banking, safe deposit or power of attorney arrangements;

             (D) make any change in any method of accounting or auditing practice;

             (E) mortgage, pledge or subject to any lien, charge or other encumbrance any of the assets, tangible or intangible, which are material to the consolidated business or financial condition of the Company;

             (F) sell or transfer any of the assets material to the consolidated business of the Company, cancel any material debts or claims or waive any material rights, except in the ordinary course of business;

             (G) grant any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by the Company to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any officer, employee, consultant or agent;

             (H) except for the Merger Agreement and any other agreement executed and delivered pursuant to the Merger Agreement, merge or consolidate with another entity or acquire or agree to acquire any business or corporation, partnership or other business organization, or enter into any material transaction other than in the ordinary course of business or permitted under the provisions of the Merger Agreement; or

             (I) declare or pay any dividend or make any distribution with respect to any of the Company's equity interests, or redeem, purchase or otherwise acquire any of its equity interests, or issue any stock, bonds or other securities, or any option, warrant or other right to purchase or acquire any such interest, other than stock options granted to employees, directors or consultants of the Company, which are disclosed on the Disclosure Schedule.

     No Solicitation of Transactions. The Merger Agreement provides that the Company will not, and will not permit any of its directors, officers, attorneys, financial advisors, agents or other representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below) from any person. In addition, the Company will, and will cause its directors, officers, attorneys, financial advisors, agents and other representatives to, immediately upon execution of the Merger Agreement, cease any existing discussions or negotiations, or other activities referred to in the immediately preceding sentence, with any person conducted theretofore with respect to any of the foregoing matters referred to in the immediately preceding sentence. Notwithstanding the foregoing, the Company may (i) furnish information pursuant to a customary confidentiality agreement concerning the Company and its businesses, properties or assets to a third party who has, without solicitation by the Company, indicated that it is interested in making a Takeover Proposal after the date of the Merger Agreement, (ii) engage in discussions or negotiations with such a third party who has made an unsolicited Superior Proposal (as defined below) after the date of the Merger Agreement, and/or (iii) following receipt of an unsolicited Superior Proposal after the date of the Merger Agreement, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise make disclosure to its stockholders, but in each case referred to in the foregoing clauses (i) through
(iii) only to the extent that the Board of Directors shall have concluded in good faith, after consultation with its outside counsel, that such action is a necessary exercise of its fiduciary duties to the stockholders of the Company under Georgia law; provided that the Board of Directors will not take any of the actions referred to in clauses (i) through (iii) above until it has delivered the Notice of Takeover Proposal (as defined below) with respect thereto as described in the next paragraph. As used herein: "Takeover Proposal" means any proposal or offer, or any expression of interest by any person relating to the Company's willingness or ability to receive or discuss any proposal or offer (other than a proposal or offer by Parent or the Purchaser), for any tender or exchange offer, merger, consolidation, recapitalization or other business combination involving the Company or the acquisition in any manner of a substantial equity interest in (10% or more), or a substantial portion of the assets of, the Company or any other similar transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger; and "Superior Proposal" means a bona fide written proposal or offer made by any person to acquire the Company pursuant to any tender or exchange offer, merger, consolidation, recapitalization or other business combination or acquisition of all or substantially all of the assets of the Company on terms that the Board of Directors determines in good faith, and in the exercise of sound and reasonable judgment (after consultation with outside legal counsel and independent financial advisors), to be more favorable to the Company and its stockholders than the transaction contemplated by the Merger Agreement (taking into account any fees or expenses payable under the Merger Agreement and conditions to consummation) and for which any required financing is committed or that, in the good faith judgment of the Board of Directors (after consultation with independent financial advisors), is reasonably capable of being financed by such person.

     The Merger Agreement provides that the Company will promptly advise Purchaser orally and in writing of the receipt of any proposal it believes to be a Takeover Proposal, the material terms and conditions thereof, and the identity of the person making any such proposal or inquiry (the "Notice of Takeover Proposal"). The Company will keep Parent fully informed of the status and details of any such proposal or inquiry.

     Pursuant to the Merger Agreement, the Company agreed not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party.

     Proxy Statement. The Merger Agreement provides that promptly after consummation of the Offer, the Company will prepare and file with the Commission, if required by federal securities laws, a preliminary form of the proxy statement (the "Proxy Statement") to be mailed to the stockholders of the Company in connection with the meeting of such stockholders to consider and vote upon the Merger (the "Special Meeting"). The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. As promptly as practicable after the Proxy Statement has been cleared by the Commission, the Company will mail the Proxy Statement to the stockholders of the Company.

     Stockholders Meeting. The Merger Agreement provides that, if necessary to consummate the Merger, the Company will take all steps necessary in accordance with its amended and restated articles of incorporation and bylaws to call, give notice of, convene and hold the Special Meeting as soon as reasonably appropriate for the purpose of approving the Merger Agreement and for such other purposes as may be necessary. Unless the Merger Agreement has been validly terminated in accordance with its terms, the Board of Directors, subject to the provisions described under "No Solicitation of Transactions," will (i) recommend to the Company's stockholders the approval of the Merger Agreement, the transactions contemplated thereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use reasonable, good faith efforts to obtain the approval by the Company's stockholders of the Merger Agreement and the transactions contemplated thereby. The Merger Agreement provides that at the Special Meeting, Parent and the Purchaser and its direct and indirect subsidiaries will vote, or cause to be voted, all Shares owned by them in favor of the Merger.

     Filings; Other Actions. The Merger Agreement provides that the Company and Parent will: (i) promptly make their respective filings and thereafter use their reasonable, good faith efforts to promptly make any required submissions under the HSR Act with respect to the Merger and the transactions contemplated by the Merger Agreement; and (ii) use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated the Merger Agreement. The Company and Parent have also agreed to (i) cooperate with one another in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated by the Merger Agreement and cooperate in making any such filings promptly and in seeking to obtain timely any such consents; and
(ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated by the Merger Agreement.

     Inspection; Confidentiality; Notification. Pursuant to the Merger Agreement, from the date thereof to the closing date of the Merger (the "Closing Date"), the Company and the Parent (i) will each give to the other party and its counsel, accountants and other representatives full access to all the properties, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request and (ii) disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of the other party. The Company has also agreed to make available to Parent all such banking, investment and financial information as shall be necessary to allow for the efficient integration of the Company's banking, investment and financial arrangements with those of the Parent at the Effective Time. Information obtained pursuant to the immediately preceding sentences will constitute "Confidential Information" under a confidentiality agreement previously entered into between the parties.

     The Merger Agreement provides that the Company will give prompt notice to Parent, and Parent will give prompt notice to the Company, of any changes, additions or events which would cause any material change or addition to the Disclosure Schedule. If the effect of such change or addition would, individually or in the aggregate, cause or constitute a material breach of a representation or warranty contained in the Merger Agreement, then the non-notifying party has ten days from receipt of the notice to terminate the Merger Agreement.

     Other Actions. The Company, the Parent and the Purchaser have agreed in the Merger Agreement not to knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of such party's representations and warranties in the Merger Agreement becoming untrue in any material respect or in any of the conditions to the Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of the Company or the Parent to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of the Company or Parent to consummate the Merger in accordance with the terms of the Merger Agreement or materially delay the consummation thereof.

     Employee Matters. Pursuant to the Merger Agreement, Parent has agreed to retain all employees of the Company who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employee shall be retained in accordance with the terms of such contracts) and shall provide such employees with the same customary employee benefits as the Parent provides to its existing employees. Parent has also agreed to cause the Surviving Corporation to honor certain bonus arrangements of the Company in effect at the date of the Merger Agreement. In addition, Parent has agreed to give employees of the Company credit for their respective periods of employment with the Company prior to the Effective Time for purposes of determining their eligibility for vesting, level of participation and benefit accrual (but not for benefit accrual under any defined benefit pension plan), in any employee benefit program, plan or arrangement which the Surviving Corporation adopts, maintains or contributes to following the Effective Time.

     Indemnification of Directors and Officers. The Merger Agreement provides that the Company, and from and after the Effective Time, the Parent and the Surviving Corporation will indemnify, defend and hold harmless the present and former officers and directors of the Company (collectively, "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities, judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company pertaining to any matter existing or occurring at or prior to the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger, the Merger Agreement or any other transactions contemplated thereby, in each case to the same extent as such Indemnified Parties were entitled to be indemnified under the Company's restated articles of incorporation or by-laws as in effect on December 31, 1997 (and Parent and the Surviving Corporation, as the case may be, will pay expenses, including through advancement, to the full extent provided in the Company's restated articles of incorporation or by-laws as in effect on December 31, 1997). The provisions described in this paragraph are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and legal representatives.

     The Merger Agreement further provides that the Parent will pay the insurance premiums required for any extension of the Company's director and officer insurance policy following the Closing Date for a "discovery" period elected under such insurance policy covering the officers and directors of the Company for a period of six years or shall provide comparable coverage for the same period under its own director and officer insurance policy for all directors and officers of the Company covered by the Company's policy.

     The rights to indemnification under the Merger Agreement are subject to, among others, the following limitations: (i) the total aggregate indemnification to be provided by Parent and/or the Surviving Corporation pursuant to the indemnification provisions of the Merger Agreement (exclusive of insurance coverage available), as to all Indemnified Parties as a group, will not exceed the sum of $10 million, and Parent shall have no responsibility to any Indemnified Party for the manner in which such sum is allocated among that group and (ii) amounts otherwise required to be paid by Parent to an Indemnified Party pursuant to the indemnification provisions of the Merger Agreement shall be reduced by any amounts that such Indemnified Party has recovered by virtue of the claim for which indemnification is sought and the Parent shall be reimbursed for any amounts paid by Parent that such Indemnified Party subsequently recovers by virtue of such claim.

     Conditions to the Merger. The Merger Agreement provides that the respective obligations of each party to effect the Merger is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions: (i) no party or any of its subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (a) prevents or materially delays the consummation of the Merger or (b) would impose any material limitation on the ability of the Parent effectively to exercise full right of ownership of the common stock of the Surviving Corporation on any material portion of the assets or business of the Company, (ii) no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Merger Agreement illegal, (iii) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (iv) the holders of the Company's common stock shall have approved the adoption of the Merger Agreement and any other matters submitted to them in accordance with the provisions of the Merger Agreement and (v) Purchaser shall have purchased all Shares validly tendered pursuant to the Offer.

     The Merger Agreement also provides that the obligations of Parent and Purchaser to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions: (i) each of the agreements of the Company to be performed at or prior to the Closing Date pursuant to the Merger Agreement shall have been duly performed in all material respects, and the Company shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms of the Merger Agreement; (ii) the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to materiality shall be true and correct and those that are not so qualified shall be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such time; and (iii) the receipt by Parent of an opinion of counsel to the Company with respect to certain customary legal matters.

     The Merger Agreement further provides that the obligation of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement shall be subject to the satisfaction, at or prior to, the Closing Date, of the following conditions: (i) each of the agreements of Parent and Purchaser to be performed at or prior to the Closing Date pursuant to the terms of the Merger Agreement shall have been duly performed, in all material respects, and Parent and Purchaser shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms of the Merger Agreement; (ii) the representations and warranties of Parent set forth in the Merger Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such time; and
(iii) the receipt by the Company of an opinion of counsel to Parent with respect to certain customary legal matters.

     Termination; Fees and Expenses. The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of matters presented in connection with the Merger:

          (a) by mutual written consent of the Company and the Parent;

          (b) by either the Parent or the Company: (i) if, upon a vote at a duly held meeting of the stockholders of the Company or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained, (ii) if the Merger shall not have been consummated on or before October 31, 1998, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of the Company's stockholders, (iii) if any court of competent jurisdiction or other governmental or regulatory authority shall have issued an Order (as defined in the Merger Agreement) or taken any other action permanently enjoining, restraining or otherwise prohibited the Merger and such Order or other action shall have become final and nonappealable, (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement which (A) would give rise to the failure of any condition described in the second two paragraphs under "Conditions to the Merger" above, as applicable, and (B) cannot be or has not been cured within 30 days after the giving of notice to the breaching party of such breach; (v) if either the Parent or the Company gives notice of termination as a non-notifying party pursuant to the terms of the Merger Agreement; (vi) the Offer is terminated or expires in accordance with its terms without the purchase of any Shares pursuant thereto; provided, however, that neither party shall be entitled to terminate for such reason if the cause thereof is a breach by such party of any of its obligations under the Merger Agreement; or (vii) if (A) all of the conditions to the obligation of such party to effect the Merger set forth in the first paragraph under "Conditions to the Merger" above shall have been satisfied and (B) any condition to the obligation of such party to effect the Merger described in the second two paragraphs under "Conditions to the Merger" above is not capable of being satisfied prior to October 31, 1998, as such date may be extended pursuant to the terms of the Merger Agreement;

          (c) by the Company, if: (i) the Company receives a Superior Proposal prior to the consummation of the Offer; provided that, prior to terminating the Merger Agreement, (A) the Company shall have provided the Notice of Takeover Proposal and (B) the Company shall have paid to the Parent the Fee (as defined below); or (ii) the Offer has not been timely commenced in accordance with the terms of the Merger Agreement; or

          (d) by the Parent and the Purchaser, if: (i) the Board of Directors shall have withdrawn or modified, in any manner adverse to the Parent and the Purchaser, its approval or recommendation of the Merger Agreement, the Offer or the Merger or approved or recommended any Takeover Proposal, or shall have resolved to do any of the foregoing; or (ii)(A) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company and (B) the Company shall not have rejected such Takeover Proposal within 15 business days (or 10 business days if required by the federal securities laws) after the earlier of its receipt thereof or the date its existence first becomes publicly disclosed.

     The Merger Agreement provides that if: the Merger Agreement is terminated
(i) by the Parent and Purchaser pursuant to clause (d)(i) of the immediately preceding paragraph or by the Company pursuant to clause (c)(i) of the immediately preceding paragraph, or (ii)(A) by the Parent and Purchaser pursuant to any of clauses (d)(ii) or (b)(iv), (v) or (vii) of the immediately preceding paragraph or by any party to the Merger Agreement pursuant to clause (b)(iii) of the immediately preceding paragraph, but only if the Order, ruling or other action by the governmental or regulatory authority giving rise thereto is issued or taken as a result of an action, suit or proceeding in which a Third Party (as defined below) who has made a Takeover Proposal or Superior Proposal is a participant or which involves issues arising out of a Takeover Proposal or

Superior Proposal, and (B) within 12 months thereafter, either (1) the Company enters into an agreement with respect to a Third Party Acquisition or (2) any Third Party Acquisition occurs, and (C) after the execution and delivery of the Merger Agreement but prior to such termination, (1) the Company (or its agents) had discussions with respect to such Third Party Acquisition, (2) the Company (or its agents) furnished information with respect to or with a view to such Third Party Acquisition or (3) a Third Party announced an interest publicly with respect to any Third Party Acquisition, or indicated an interest or made a proposal with respect to any Third Party Acquisition and thereafter such indication or proposal became public, or, with respect to any Third Party that announced an interest publicly prior to the date hereof with respect to any Third Party Acquisition, or indicated an interest or made a proposal prior to the date hereof with respect to any Third Party Acquisition, such Third Party indicated publicly its continued interest with respect to such Third Party Acquisition, or indicated its continued interest or amended any previous proposal with respect to such Third Party Acquisition and thereafter such indication or amendment became public; then the Company shall pay to Parent within two business days following any such termination under clause (i) above or within two business days following the closing of a Third Party Acquisition described in clause (ii)(B) in the event of any such termination under paragraph
(ii) above, a fee, in cash and immediately available funds, of $2.6 million, including all out-of-pocket expenses of the Parent and Purchaser (the "Fee"). Notwithstanding the foregoing (i) in no event shall the Company be obligated to pay more than one Fee with respect to all such terminations, (ii) the Company shall not be obligated to pay the Fee if either the Parent or Purchaser shall be in material breach of its respective covenants or agreements made in the Merger Agreement and (iii) the Company shall reimburse the Parent for all reasonable attorneys' fees and other out-of-pocket expenses incurred in connection with collecting a Fee if it is ultimately determined that a Fee is payable by the Company under the terms of the Merger Agreement. As used in the Merger Agreement, "Third Party" means any person other than the Parent, Purchaser or any affiliate thereof; and "Third Party Acquisition" means the occurrence of any of the following events, in a single transaction or a series of related transactions: (i) the acquisition of the Company by merger, tender offer, exchange offer or otherwise by any Third Party; (ii) the acquisition by a Third Party of 30% or more of the assets of the Company and its subsidiaries, taken as a whole, (iii) the acquisition by a Third Party or the Company of more than 30% of the outstanding Shares; or (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend.

     The Merger Agreement provides that in the event of a termination by either the Company or the Parent and the Purchaser pursuant to the terms of the Merger Agreement, the Merger Agreement will then become void and have no further effect, without liability or obligation on the part of any party, subject to certain exceptions.

     The Merger Agreement further provides that each party will bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby, subject to certain exceptions.

     In connection with the execution of the Merger Agreement, the Company entered into agreements with each of the Company's directors, pursuant to which the directors agreed not to exercise any dissenters' rights that the directors may have under the GBCC with respect to any Shares owned by them in connection with the Merger. These agreements, however, did not obligate the directors to tender Shares owned by them pursuant to the Offer or to vote Shares in favor of the Merger.

12. PURPOSE OF THE OFFER; THE MERGER; PLANS FOR THE COMPANY; RIGHTS AGREEMENT.

     Purpose. The purpose of the Offer, the Merger and the Merger Agreement is for Parent to acquire control of, and the entire equity interest in, the Company. The Offer is being made pursuant to the Merger Agreement. As promptly as practicable following consummation of the Offer and after satisfaction or waiver of all conditions to the Merger set forth in the Merger Agreement, the Purchaser intends to acquire the remaining equity interest in the Company not acquired in the Offer by consummating the Merger, and the Company will become a wholly-owned subsidiary of Parent. The Offer is intended to increase the likelihood that the Merger will be effected.

     Vote Required to Approve the Merger. The Board of Directors has approved the Merger Agreement in accordance with the GBCC. If required for approval of the Merger, the Company has agreed, subject to the satisfaction of the conditions to the Merger set forth in the Merger Agreement, in accordance with and subject to the GBCC, to duly convene a meeting of its stockholders as promptly as practicable following the purchase of Shares pursuant to the Offer for the purpose of considering and taking action on the Merger Agreement. If stockholder approval is required, the Merger Agreement must be approved by the vote of the holders of a majority of the outstanding Shares. As a result, if the Minimum Condition is satisfied (or if the Purchaser waives the Minimum Condition and acquires a majority of the outstanding Shares), the Purchaser will have the power to approve the Merger Agreement without the affirmative vote of any other stockholder.

     Dissenters' Rights. Stockholders do not have dissenters' rights as a result of the Offer. However, if the Merger is consummated, stockholders of the Company at the time of the Merger who do not vote in favor of the Merger and comply with all statutory requirements will have the right under the GBCC to demand and receive payment in cash of the fair value of, their Shares outstanding immediately prior to the effective date of the Merger in accordance with Part 2 of Section 13 of the GBCC.

     Under the GBCC, within ten days of the later of (i) the date of the consummation of the Merger or (ii) receipt of a payment demand from a dissenting stockholder, by notice to each dissenting stockholder who complied with the statutory requirements, the Company is required to offer to pay such dissenting stockholders the amount the Company estimates to be the fair value of the Shares owned by such dissenting stockholders, plus accrued interest thereon, and send to the dissenting stockholders certain other statutorily required information with respect to the Company and its estimate of the fair value of the Common Stock. If the Company does not offer payment for such Shares within the required time period, the dissenting stockholders may (i) demand from the Company the information required to accompany a company's offer to purchase under GBCC or
(ii) notify the Company of its own estimate of the fair value of the Common Stock and demand payment thereof with respect to Shares owned by him or her. If the dissenting stockholder fails to respond within 30 days of the Company's offer to pay, the dissenting stockholder will be deemed to have accepted the Company's offer. If the dissenting stockholder accepts or is deemed to have accepted the Company's offer, the Company shall make payment for such dissenting stockholder's Shares within 60 days of the later of (i) making the offer to pay or (ii) consummating the Merger.

     If the Company and the dissenting stockholder cannot settle on a payment amount, the Company shall commence a court proceeding within 60 days after receiving the dissenting stockholder's payment demand in order to determine the fair value of the Shares and accrued interest thereon. Stockholders who properly demand payment and otherwise comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) and to receive payment of such fair value in cash. Any such judicial determination of the fair value of such Shares could be based upon considerations other than or in addition to the price paid in the Offer and the Merger and the market value of the Shares. Stockholders should recognize that the value so determined could be higher than, lower than or equal to the price per Share paid pursuant to the Offer or the consideration per Share to be paid in the Merger.

     If any holder of Shares who demands payment for of his or her Shares under the GBCC fails to perfect, or effectively withdraws or loses his dissenters' rights, as provided in the GBCC, the Shares of such holder will be converted into the Merger Consideration in accordance with the Merger Agreement. A stockholder may withdraw his demand for payment by delivery to Parent of a written withdrawal of his demand for payment and acceptance of the Merger.

     THE FOREGOING SUMMARY OF THE RIGHTS OF STOCKHOLDERS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURES TO BE FOLLOWED BY STOCKHOLDERS DESIRING TO EXERCISE ANY AVAILABLE DISSENTERS' RIGHTS. THE PRESERVATION AND EXERCISE OF DISSENTERS' RIGHTS REQUIRE STRICT ADHERENCE TO THE APPLICABLE PROVISIONS OF THE GBCC. FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN SUCH PROVISIONS MAY RESULT IN A LOSS OF SUCH RIGHTS.

     The foregoing description of certain provisions of the GBCC is not necessarily complete and is qualified in its entirety by reference to the GBCC.

     In connection with the execution of the Merger Agreement, the Company entered into agreements with each of the Company's directors, pursuant to which the directors agreed not to exercise any dissenters' rights that the directors may have under the GBCC with respect to any Shares owned by them in connection with the Merger. These agreements, however, did not obligate the directors to tender Shares owned by them pursuant to the Offer or to vote Shares in favor of the Merger.

     Rule 13e-3. The Commission has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the Merger following the purchase of Shares pursuant to the Offer in which the Purchaser seeks to acquire any remaining Shares. Rule 13e-3 should not be applicable to the Merger if the Merger is consummated within one year after the expiration or termination of the Offer and the price paid in the Merger is not less than the per share price paid pursuant to the Offer. However, in the event that the Purchaser is deemed to have acquired control of the Company pursuant to the Offer and if the Merger is consummated more than one year after completion of the Offer or an alternative acquisition transaction is effected whereby stockholders of the Company receive consideration less than that paid pursuant to the Offer, in either case at a time when the Shares are still registered under the Exchange Act, the Purchaser may be required to comply with Rule 13e-3 under the Exchange Act. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the Merger or such alternative transaction and the consideration offered to minority stockholders in the Merger or such alternative transaction, be filed with the Commission and disclosed to stockholders prior to consummation of the Merger or such alternative transaction. The purchase of a substantial number of Shares pursuant to the Offer may result in the Company being able to terminate its Exchange Act registration. See Section 14. If such registration were terminated, Rule 13e-3 would be inapplicable to any such future Merger or such alternative transaction.

     Plans for the Company. If the Purchaser obtains control of the Company pursuant to the Offer, the Parent expects to conduct a detailed review of the Company and its businesses, assets, corporate structure, capitalization, operations, properties, policies, management and personnel and to consider what, if any, changes would be desirable in light of the circumstances that then exist. Such changes could include changes in the Company's businesses, corporate structure, articles of incorporation, by-laws, capitalization, Board of Directors, management or dividend policy.

     Except as described in this Offer to Purchase, neither the Parent nor the Purchaser has any present plans or proposals that would relate to or result in an extraordinary corporate transaction such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries or a sale or other transfer of a material amount of assets of the Company or any of its subsidiaries, any material change in the capitalization of the Company or any other material change in the Company's corporate structure or business or the composition of its Board of Directors or management.

     Rights Agreement. The following discussion, including the summary of certain aspects of the Rights, is based in part on information contained in the Company's Registration Statement on Form 10 dated February 7, 1996, as amended by Amendment No. 1 to the Company's Registration Statement on Form 10 dated February 28, 1996 (as amended, the "Form 10"), and the Notice of Special Meeting and Proxy Statement, dated February 6, 1996, of Morrison Restaurants Inc., and is qualified in its entirety by reference to such information. Although the Purchaser and the Parent do not have any knowledge that would indicate that any statements contained herein based upon such documents are untrue, neither the Purchaser nor the Parent assumes any responsibility for the accuracy or completeness of the information contained in such documents, or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of any such information but which are unknown to the Purchaser and the Parent.

     In connection with the Distribution, the former stockholders of MRI received one Right for each outstanding Share received in the Distribution. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company at a price of $50.00 per one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment.

     Until the earlier of (i) the tenth day following the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding Shares (an "Acquiring Person"), or (ii) the tenth day following the commencement of, or the first public announcement of an intention of any person to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of the outstanding Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Share Certificates outstanding as of the Record Date, by such Share Certificate.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Share Certificates issued after the Record Date upon transfer or new issuance of Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Share Certificates outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Shares represented by such certificate. As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 1, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Shares or a stock dividend on the Shares payable in Shares or subdivisions, consolidations or combinations of the Shares occurring, in any such case, prior to the Distribution Date.

     Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $100 per share but will be entitled to an aggregate dividend of 1,000 times the aggregate cash dividends declared per Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per Share. Each Preferred Share will have 1,000 votes, voting together with the Shares. Finally, in the event of any merger, consolidation or other transaction in which Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Share.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by an Acquiring Person or transferee thereof, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that the Company is the surviving corporation in a merger and the Shares are not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, or acquires 50% of the outstanding Shares, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or transferee thereof, will thereafter have the right to receive upon exercise that number of Shares having a market value of two times the exercise price of the Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the Distribution Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.005 per Right (the "Redemption Price"). At any time thereafter, the Continuing Directors (as defined below) may redeem the Rights, in whole, but not in part, at the Redemption Price. Immediately upon the action of the Board of Directors or Continuing Directors, as the case may be, ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. As used herein, the term "Continuing Director" shall mean any individual who was a director prior to the Distribution Date, and who remains a director after the Distribution Date.

     The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights at such time as there is no Acquiring Person in any respect and, at such time as there is an Acquiring Person, by the Continuing Directors, except that no such amendment following such time as there is an Acquiring Person may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group becomes an Acquiring Person.

     The Rights Agreement, dated as of March 2, 1996, between the Company and AmSouth Bank of Alabama, as rights agent, specifying the terms of the Rights and including the form of the Certificate of Designation, Preferences and Rights setting forth the terms of the Preferred Shares was filed as an exhibit to the Form 10 and is incorporated herein by reference to the Form 10. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

     The Amendment No. 1 to the Rights Agreement (dated as of February 28, 1997) appointed SunTrust Bank, Atlanta, as successor to AmSouth Bank of Alabama as rights agent.

     Effective April 22, 1998, the Rights Agreement was amended (the "Second Amendment") to provide that no Stock Acquisition Date or Distribution Date shall occur, and no person (including Parent and the Purchaser) shall be deemed an Acquiring Person, as a result of (i) the commencement of, or the public announcement of Parent's intention to commence, the Offer or (ii) the consummation of the Offer or the Merger.

     In addition, the Rights Agreement was modified by the Second Amendment to provide that neither the consummation of the Merger nor the execution of the Merger Agreement will constitute a Triggering Event or be precluded by the terms of the Rights Agreement. In addition, the Rights Agreement was amended to provide for the termination of the Rights Agreement and the expiration of all Rights upon consummation of the Merger.

13. DIVIDENDS AND DISTRIBUTIONS.

     As described more fully in Section 11, pursuant to the Merger Agreement, the Company has covenanted and agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or the Disclosure Schedule, or the Parent otherwise agrees in writing and a majority of the Independent Directors approve, the Company will not, among other things, issue any stock, bonds or other securities or any option, warrant or other right to purchase or acquire such interest, other than stock options previously granted and disclosed on the Disclosure Schedule. Similarly, as described more fully in Section 11, pursuant to the Merger Agreement, the Company has covenanted and agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or the Disclosure Schedule, or the Parent otherwise agrees in writing and a majority of the Independent Directors approve, the Company will not, among other things, declare or pay any dividend or make any distributions with respect to any of the Company's equity interests, or redeem, purchase or otherwise acquire any of its equity interests.

14. EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES, NEW YORK STOCK EXCHANGE LISTING AND EXCHANGE ACT REGISTRATION.

     The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and will reduce the number of holders of Shares. This could adversely affect the liquidity and market value of the remaining Shares held by the public.

     Depending upon the number of Shares purchased pursuant to the Offer, the Shares may be subject to delisting by the New York Stock Exchange upon completion of the Offer. According to the published guidelines of the New York Stock Exchange, the New York Stock Exchange would consider delisting the Shares if, among other things, the number of total stockholders is less than 1,200, the number of publicly-held Shares (exclusive of Shares held by the Company's directors, officers or their immediate families and other concentrated holdings of 10% or more ("NYSE Excluded Holdings")) is less than 600,000 or the aggregate market value of publicly-held Shares (exclusive of NYSE Excluded Holdings) should fall below $5,000,000. According to the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1998, as of March 27, 1998, there were approximately 9,233,988 Shares outstanding. According to the Company's 1997 Annual Report to Stockholders as of July 11, 1997, there were 5,884 stockholders or record. If, as a result of the purchase of Shares pursuant to the Offer or otherwise, the Shares no longer meet the requirements of the New York Stock Exchange for continued listing and the listing of the Shares is discontinued, the market for the Shares could be adversely affected.

     In the event that the Shares no longer meet the requirements of continued listing on the New York Stock Exchange, it is possible that such Shares would continue to trade on other securities exchanges or through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or in the over-the-counter market and that price quotations would be reported by such exchanges or through other sources. However, the extent of the public market for the Shares and the availability of quotations would depend upon such factors as the number of stockholders and/or the aggregate market value of the Shares remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Exchange Act as described below and other factors. The Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the Shares.

     The Shares are currently registered under the Exchange Act. The purchase of Shares pursuant to the Offer may result in the Shares becoming eligible for deregistration under the Exchange Act. Registration of the Shares may be terminated upon application of the Company to the Commission if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders. The termination of the registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to holders of the Shares and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders' meetings and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Shares. Furthermore, "affiliates" of the Company and persons holding "restricted securities" of the Company may be deprived of the ability to dispose of the securities pursuant to Rule 144 under the Securities Act of 1933.

15. CERTAIN CONDITIONS OF THE OFFER.

     Notwithstanding any other provision of the Offer, but subject to the terms and conditions of the Merger Agreement, the Purchaser shall not be required to accept for payment or pay for any tendered Shares (subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act) and may terminate or amend the Offer and may postpone the acceptance for payment and payment for tendered Shares, if:

          (a) there are not validly tendered prior to the Expiration Date and not withdrawn a number of Shares which constitutes on the date of purchase at least 66 2/3% of the outstanding Shares on a fully diluted basis; or

          (b) at any time before the time of payment for such Shares (whether or not Shares have been accepted for payment or paid for pursuant to the Offer) any of the following events shall occur:

             (i) there shall have been instituted or pending any action or proceeding by or before any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign, which is reasonably likely to (A) restrain or prohibit the consummation of the Offer or the Merger, or obtain any material damages in connection therewith, (B) make the purchase of or payment for some or all of the Shares pursuant to the Offer or the Merger illegal, (C) impose material limitations on the ability of Parent or Purchaser (or any of their affiliates) effectively to acquire or hold, or requiring Parent, the Purchaser or the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any of the assets or the business of Parent or Purchaser and their affiliates taken as a whole or the Company or otherwise have a material adverse effect on Parent or the Company or (D) impose material limitations on the ability of the Parent (or its affiliates) to exercise full rights of ownership of the Shares purchased by it on all matters properly presented to the stockholders of the Company; or

             (ii) there shall have been promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger, by any state, federal or governmental authority or by any court, any statute, rule, regulation, judgment, decree, order or injunction, that is reasonably likely, directly or indirectly, to result in any of the consequences referred to in clauses (A) through (D) of subsection (b)(i) above; or

             (iii) there shall have occurred (A) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (B) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (C) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (D) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the reasonable judgment of the Purchaser, a material acceleration or worsening thereof; or

             (iv) the Merger Agreement shall have been terminated in accordance with its terms; or

             (v) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated; or

             (vi) any of the representations or warranties made by the Company in the Merger Agreement shall not have been true and correct in all material respects when made, or shall thereafter have ceased to be true and correct in all material respects on the Expiration Date (other than (A) changes in or disruptions of the Company's business resulting from the execution of the Merger

        Agreement or the announcement of the Offer and the Merger and (B) representations and warranties made as of a specified date), or the Company shall not in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Merger Agreement and the Company fails to cure such breach within five days after notice thereof is given by the Purchaser, but in no event later than the Expiration Date; or

             (vii) a Material Adverse Change (as defined in the Merger Agreement) shall have occurred with respect to the Company; or

             (viii) the Board of Directors shall have withdrawn or modified, in any manner adverse to Parent and Purchaser, its approval or recommendation of the Merger Agreement, the Offer or the Merger or approved or recommended any Takeover Proposal or shall have resolved to do any of the foregoing.

which, in the reasonable discretion of the Purchaser, in any case, giving rise to any such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

     The foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be asserted by the Parent or the Purchaser regardless of the circumstances giving rise to any such condition and may be waived by the Parent or the Purchaser in whole or in part at any time and from time to time in their sole discretion, except as otherwise provided in the Merger Agreement with respect to the Minimum Condition and compliance with the HSR Act. The Parent's or the Purchaser's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

16. CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS.

     General. Except as set forth below, neither the Purchaser nor the Parent is aware of any licenses or other regulatory permits that appear to be material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the Purchaser's acquisition of Shares as contemplated herein, or of any filings, approvals or other actions by or with any domestic (federal or state), foreign or supranational governmental authority or administrative or regulatory agency that would be required prior to the acquisition of Shares by the Purchaser pursuant to the Offer as contemplated herein. Should any such approval or other action be required, it is the Parent's present intention to seek such approval or action. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the business of the Company, the Parent or the Purchaser or that certain parts of the businesses of the Company, the Parent or the Purchaser might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken, any of which could cause the Purchaser to elect (subject to the terms of the Merger Agreement) to terminate the Offer without the purchase of the Shares thereunder. The Purchaser's obligation under the Offer to accept for payment and pay for Shares is subject to certain conditions, including conditions relating to the legal matters discussed in this Section 16.

     State Takeover Laws. A number of states have adopted takeover laws and regulations which purport to varying degrees to be applicable to attempts to acquire securities of corporations which are incorporated in such states or which have or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, principal executive offices or principal places of business therein. In 1982, the Supreme Court of the United States, in Edgar v. Mite Corp., invalidated on constitutional grounds the Illinois Business Takeovers Act, which as a matter of state securities law made takeovers of corporations meeting certain requirements more difficult, and the reasoning in such decision is likely to apply to certain other state takeover statutes. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the

Supreme Court of the United States held that the State of Indiana could, as a matter of corporate law and in particular those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders, provided that such laws were applicable only under certain conditions. In the Merger Agreement, the Company has represented that those sections of the GBCC that are applicable to transactions with an "interested shareholder" (as defined in the GBCC) are inapplicable to the transactions contemplated by the Merger Agreement.

     The Purchaser has not attempted to comply with any state takeover statutes in connection with the Offer. The Purchaser reserves the right to challenge the validity or applicability of any state law allegedly applicable to the Offer, and nothing in this Offer to Purchase nor any action taken in connection herewith is intended as a waiver of that right. In the event that any state takeover statute is found applicable to the Offer, the Purchaser might be unable to accept for payment or purchase Shares tendered pursuant to the Offer or be delayed in continuing or consummating the Offer. In such case, the Purchaser may not be obligated to accept for purchase or pay for any Shares tendered. See
Section 15.

     Antitrust. The Offer and the Merger are subject to the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission ("FTC"), which provide that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied.

     The Parent intends, as soon as reasonably practicable following the date hereof, to file with the FTC and the Antitrust Division a Premerger Notification and Report Form in connection with the purchase of Shares pursuant to the Offer. Under the provisions of the HSR Act applicable to the Offer, the purchase of Shares pursuant to the Offer may not be consummated until the expiration of a 15-calendar day waiting period following the filing by the Parent, unless both the Antitrust Division and the FTC terminate the waiting period prior thereto. If, within such 15-calendar day waiting period, either the Antitrust Division or the FTC requests additional information or documentary material from the Parent, the waiting period would be extended for an additional 10 calendar days following substantial compliance by the Parent with such request. Thereafter, the waiting period could be extended only by court order. If the acquisition of Shares is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the Offer may, but need not (except as otherwise provided in the Merger Agreement), be extended and in any event the purchase of and payment for Shares will be deferred until 10 days after the request is substantially complied with, unless the waiting period is sooner terminated by the FTC and the Antitrust Division. See Section 1. Only one extension of such waiting period pursuant to a request for additional information is authorized by the HSR Act and the rules promulgated thereunder, except by court order. Any such extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. See Section 4.

     The FTC and the Antitrust Division frequently review the legality under the antitrust laws of transactions such as the proposed acquisition of Shares by the Purchaser pursuant to the Offer. At any time before or after the purchase by the Purchaser of Shares pursuant to the Offer, either of the FTC and the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Shares pursuant to the Offer or seeking the divestiture of Shares purchased by the Purchaser or the divestiture of substantial assets of the Parent, its subsidiaries or the Company. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances.

     Based upon an examination of publicly available information relating to the businesses in which the Company is engaged, the Parent and the Purchaser believe that the acquisition of Shares pursuant to the Offer would not violate the antitrust laws. There can be no assurance, however, that a challenge to the Offer on antitrust grounds will not be made or, if such challenge is made, what the outcome will be. See Section 15 for certain conditions to the Offer, including conditions with respect to litigation and certain government actions.

     Margin Credit Regulations. Federal Reserve Board Regulations T, U and X (the "Margin Credit Regulations") restrict the extension or maintenance of credit for the purpose of buying or carrying margin stock, including the Shares, if the credit is secured directly or indirectly thereby. Such secured credit may not be extended or maintained in an amount that exceeds the maximum loan value of the margin stock. Under the Margin Credit Regulations, the Shares are presently margin stock and the maximum loan value thereof is generally 50% of their current market value. The definition of "indirectly secured" contained in the Margin Credit Regulations provides that the term does not include an arrangement with a customer if the lender in good faith has not relied upon margin stock as collateral in extending or maintaining the particular credit. All financing for the Offer will be in full compliance with Margin Credit Regulations.

17. FEES AND EXPENSES.

     Scott & Stringfellow, Inc. is acting as Dealer Manager in connection with the Offer. As compensation for its services as Dealer Manager, Scott & Stringfellow, Inc. will receive a fee of approximately $25,000 if the Offer is consummated. Parent will also reimburse Scott & Stringfellow, Inc. for reasonable out-of-pocket expenses including reasonable attorney's fees and has also agreed to indemnify Scott & Stringfellow, Inc. against certain liabilities and expenses in connection with the Offer, including certain liabilities under the Federal securities law.

     The Purchaser has retained MacKenzie Partners, Inc. to act as the Information Agent and IBJ Schroder Bank & Trust Company to act as the Depositary in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward the Offer materials to beneficial owners. The Information Agent and the Depositary will receive reasonable and customary compensation for services relating to the Offer and will be reimbursed for certain out-of-pocket expenses. The Purchaser and the Parent have also agreed to indemnify the Information Agent and the Depositary against certain liabilities and expenses in connection with the Offer, including certain liabilities under the federal securities laws.

     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Shares pursuant to the Offer (other than to the Dealer Manager, the Information Agent and the Depositary). Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

18. MISCELLANEOUS.

     The Offer is being made solely by this Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares other than the Company. The Purchaser is not aware of any state where the making of the Offer or the tender of Shares and Rights in connection therewith is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares and Rights pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     The Purchaser and the Parent have filed with the Commission a Schedule 14D-1 (including exhibits) pursuant to Rule 14d-3 under the Exchange Act, furnishing certain additional information with respect to the Offer. Such statement and any amendments thereto, including exhibits, may be inspected and copies may be obtained from the offices of the Commission (except that they will not be available at the regional offices of the Commission) in the manner set forth in Section 8 of this Offer to Purchase.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE PURCHASER OR THE PARENT NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                          PICCADILLY ACQUISITION CORPORATION

April 29, 1998

                                                                      SCHEDULE I

                        DIRECTORS AND EXECUTIVE OFFICERS
                                     OF THE
                            PARENT AND THE PURCHASER

     The following sets forth the name, age, present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of the Parent. All directors and executive officers listed below are citizens of the United States. The business address of Messrs. LaBorde, Fuchs, Goldsmith, Johnson, Landry, Listen, Mestayer, Polito, Prudhomme, Siddle, Touchet, Von Gruben and Bozzell is
P. O. Box 2467, Baton Rouge, Louisiana 70821. The business address of Mr. Murrill is c/o Piccadilly Cafeterias, Inc., 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana 70816. The business address of Mr. Erben is The Nowlin Building, Suite 700, 9311 San Pedro Avenue, San Antonio, Texas 78216. The business address of Mr. Francis is c/o Xavier University of Louisiana, 6325 Palmetto Street, New Orleans, Louisiana 70125-1098. The business address of Mr. Guyton is 10 Sylvan Drive, Suite 25, St. Simons Island, Georgia 31522. The business address of Mr. Redman is c/o United Companies Financial Corp., 4041 Essen Lane, Baton Rouge, Louisiana 70809. The business address of Mr. Simmons is c/o McIlhenny Corporation, Avery Island, Louisiana 70513. The business address of Ms. Slaughter is c/o SSA Consultants, 9331 Bluebonnet Boulevard, Baton Rouge, Louisiana 70810. The business address of Mr. Smith is c/o Darden Graduate School of Business Administration, University of Virginia, P. O. Box 6550-North Ground, Charlottesville, Virginia 22906. Mr. LaBorde serves as the President of the Purchaser and Mr. Johnson serves as the Secretary of the Purchaser. Messrs. LaBorde and Murrill are the only directors of the Purchaser.

                                               PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME AND POSITION                                       FIVE-YEAR EMPLOYMENT HISTORY
-----------------                              ----------------------------------------------
Ronald A. LaBorde, President, Chief      Mr. LaBorde (age 41) is President and Chief Executive
  Executive Officer and Director           Officer of the Parent and has held such positions since
                                           June 1995. From January 1992 to May 1995 he was
                                           Executive Vice President, Treasurer and Chief Financial
                                           Officer of the Parent. He is also a director of
                                           AMEDYSIS, Inc.
Frederick E. Fuchs Jr., Executive Vice   Mr. Fuchs (age 51) has served as Executive Vice President
  President and Director of Real Estate    and Director of Real Estate for the Parent since June
                                           1986.
Jere W. Goldsmith Jr., Executive Vice    Mr. Goldsmith (age 51) has served as Executive Vice
  President and Director of Training       President and Director of Training of the Parent since
                                           July 1995. Mr. Goldsmith previously served in this
                                           capacity from May 1987 to February 1992. From February
                                           1992 to July 1995 he served as Executive Vice President
                                           and Region Manager for the Parent.
J. Fred Johnson, Executive Vice          Mr. Johnson (age 46) has served as Executive Vice
  President, Treasurer and Chief           President, Treasurer and Chief Financial Officer of the
  Financial Officer                        Parent since November 1995. From August 1985 through
                                           October 1995 he was employed by Graphic Industries,
                                           Inc., a printing company, in various positions including
                                           Chief Financial Officer and Treasurer. The business
                                           address of Graphic Industries, Inc. is 1720 Peachtree
                                           Street, N.W., Suite 1048, Atlanta, Georgia 30309-2439.
D. Thomas Landry, Executive Vice         Mr. Landry (age 45) has served as Executive Vice President
  President and Director of                and Director of Maintenance, Construction and Design of
  Maintenance, Construction and Design     the Parent since May 1992.

                                               PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME AND POSITION                                       FIVE-YEAR EMPLOYMENT HISTORY
-----------------                              ----------------------------------------------
Robert P. Listen, Executive Vice         Mr. Listen (age 50) has served as Executive Vice President
  President and Director of Technical      and Director of Technical Services of the Parent since
  Services                                 December 1992.
Mark L. Mestayer, Executive Vice         Mr. Mestayer (age 39) has served as Executive Vice
  President, Secretary and Director of     President, Secretary and Director of Finance of the
  Finance                                  Parent since July 1996. From May 1992 to July 1996, he
                                           served as the Parent's Executive Vice President,
                                           Secretary and Controller.
Joseph S. Polito, Executive Vice         Mr. Polito (age 56) has served as Executive Vice President
  President and General Manager            and General Manager of the Parent since July 1995. From
                                           October 1992 to July 1995, he served as the Parent's
                                           Executive Vice President and Director of Training.
Patrick R. Prudhomme, Executive Vice     Mr. Prudhomme (age 47) has served as Executive Vice
  President and Region Manager             President and Region Manager of the Parent since
                                           February 1992.
C. Warriner Siddle, Executive Vice       Mr. Siddle (age 47) has served as Executive Vice President
  President and Director of Development    and Director of Development of the Parent since July
                                           1995. From February 1992 to July 1995 he served as the
                                           Parent's Executive Vice President and Region Manager.
Donovan B. Touchet, Executive Vice       Mr. Touchet (age 48) has served as Executive Vice
  President and Director of Data           President and Director of Data Processing of the Parent
  Processing                               since June 1988.
Brian G. Von Gruben, Executive Vice      Mr. Von Gruben (age 50) has served as Executive Vice
  President and Director of                President and Director of Administrative Services of the
  Administrative Services                  Parent since May 1987.
W. Scott Bozzell, Vice President and     Mr. Bozzell (age 35) has served as the Parent's Vice
  Controller                               President and Controller since July 1996. From May 1992
                                           to July 1996 he was a Vice President and Assistant
                                           Controller of the Parent.
Paul W. Murrill, Chairman of the Board   Mr. Murrill (age 67) is Chairman of the Parent's Board of
                                           Directors. He is retired. He has served as a director of
                                           Gulf States Utilities Company and its successor company,
                                           Entergy Corporation, since 1978. He was chairman and
                                           chief executive officer of Gulf States Utilities Company
                                           for five of those years. Mr. Murrill also served as
                                           Chancellor of Louisiana State University for seven
                                           years. He is a director of Tidewater, Inc., ChemFirst
                                           Corporation, Howell Corporation and ZYGO, Inc.
Ralph P. Erben, Director                 Mr. Erben (age 67) is principally engaged in personal
                                           investments. He was formerly the Chairman and Chief
                                           Executive Officer of Luby's Cafeterias, Inc. ("Luby's"),
                                           a cafeteria chain, having served as an officer of that
                                           company from 1978 to 1996 and as a director from 1985 to
                                           1997. The business address of Luby's is 2211 Northeast
                                           Loop 410, San Antonio, Texas 78265-3069.
Norman C. Francis, Director              Mr. Francis (age 67) is the President of Xavier University
                                           of Louisiana, located in New Orleans, Louisiana, a
                                           position that he has held for over five years. Mr.
                                           Francis is also a director of The Equitable Life, New
                                           York, First National Bank of Commerce and Entergy
                                           Corporation. He is also Chairman of the Board of Liberty
                                           Bank and Trust.

                                               PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME AND POSITION                                       FIVE-YEAR EMPLOYMENT HISTORY
-----------------                              ----------------------------------------------
Robert P. Guyton, Director               Mr. Guyton (age 60) is a financial consultant. He served
                                           as a vice president and financial consultant for Raymond
                                           James & Associates, Inc., an investment banking and
                                           brokerage firm, from 1993 to 1996, located at 100
                                           Galleria Parkway, Suite 1760, Atlanta, Georgia 30339.
                                           From 1981 to 1991, he served as president and chief
                                           executive officer of Bank South Corporation. Mr. Guyton
                                           is also a director of ChemFirst Corporation.
Dale E. Redman, Director                 Mr. Redman (age 50) has been Executive Vice President and
                                           Chief Financial Officer of United Companies Financial
                                           Corporation (the "United Companies"), a publicly-traded,
                                           provider of non-traditional consumer and mortgage loan
                                           products, since 1988 and a director of the United
                                           Companies since 1983.
Edward M. Simmons, Sr., Director         Mr. Simmons (age 69) is the Chairman of the Board and
                                           Chief Executive Officer of McIlhenny Co., the makers of
                                           TABASCO brand pepper sauce. He is also a director of Pan
                                           American Life Insurance Company, First Commerce
                                           Corporation, First National Bank of Commerce and Central
                                           Louisiana Electric Company.
Christel C. Slaughter, Director          Ms. Slaughter (age 43) is the co-owner of and a management consultant with Slaughter and Associates, SSA
                                           Consultants, Inc. Ms. Slaughter earned a Ph.D. in
                                           management from Louisiana State University in 1979. Ms.
                                           Slaughter serves as a regional director of BankOne
                                           Corporation. Since 1979, she has been an active lecturer
                                           and consultant for both governmental and private
                                           entities.
C. Ray Smith, Director                   Mr. Smith (age 62) is the Tipton R. Snavely professor of
                                           business administration and interim dean of the Darden
                                           Graduate School of Business Administration, University
                                           of Virginia. Mr. Smith has taught at the University of
                                           Virginia since 1961.

     Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

                                   Facsimile:

                                 (212) 858-2611

                             Confirm by Telephone:

                                 (212) 858-2103

                     By Mail:                                         By Hand/Overnight Delivery:
                   P. O. Box 84                                            One State Street
              Bowling Green Station                                    New York, New York 10004
          New York, New York 10274-0084                       Attention: Reorganization Operations Dept.
       Attention: Reorganization Department                        Securities Processing Window SC-1

     Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses listed below. Additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                        [MACKENZIE PARTNERS, INC. LOGO]
                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                       OR
                         CALL TOLL-FREE (800) 322-2885

                      The Dealer Manager for the Offer is:

                              [STRINGFELLOW LOGO]
                              909 East Main Street
                            Richmond, Virginia 23219
                         CALL TOLL-FREE (800) 404-8924

                             LETTER OF TRANSMITTAL
                        TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                           MORRISON RESTAURANTS INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED APRIL 29, 1998
                                       BY

                       PICCADILLY ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                          PICCADILLY CAFETERIAS, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                NEW YORK CITY TIME, ON WEDNESDAY, MAY 27, 1998,
                         UNLESS THE OFFER IS EXTENDED.

                        The Depositary for the Offer is:
                       IBJ SCHRODER BANK & TRUST COMPANY

                                   Facsimile:
                                 (212) 858-2611

                             Confirm by telephone:
                                 (212) 858-2103

                      By Mail:                                           By Hand/Overnight Delivery:
                    P. O. Box 84                                              One State Street
                Bowling Green Station                                     New York, New York 10004
            New York, New York 10274-0084                        Attention: Reorganization Operations Dept.
           Attention: Reorganization Dept.                            Securities Processing Window SC-1

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

     This Letter of Transmittal is to be completed by stockholders, either if certificates for Shares or Rights (as such terms are defined below) are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if tenders of Shares or Rights are to be made by book-entry transfer into the account of IBJ Schroder Bank & Trust Company, as Depositary (the "Depositary"), at the Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase (as defined below). Stockholders who tender Shares or Rights by book-entry transfer are referred to herein as "Book-Entry Stockholders."

     Holders of Shares will be required to tender one Right for each Share tendered in order to effect a valid tender of such Share. Unless and until a Distribution Date (as defined in the Offer to Purchase) occurs, a tender of Shares will also constitute a tender of the associated Rights. See
Section 3 of the Offer to Purchase. If the Distribution Date has occurred, and certificates representing Rights (the "Rights Certificates") have been distributed to holders of Shares, such holders will be required to tender Rights Certificates representing a number of Rights equal to the number of Shares being tendered in order to effect a valid tender of such Shares. Holders of Shares and Rights whose certificates for such Shares (the "Share Certificates") and, if applicable, Rights Certificates are not immediately available or who cannot deliver their Share Certificates or, if applicable, Rights Certificates and all other required documents to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares and Rights according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

--------------------------------------------------------------------------------------------------------
                            NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
             (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON THE CERTIFICATE(S))
--------------------------------------------------------------------------------------------------------

========================================================================================================
                                     DESCRIPTION OF SHARES TENDERED
--------------------------------------------------------------------------------------------------------
                                        CERTIFICATE(S) TENDERED
                                 (ATTACH ADDITIONAL LIST IF NECESSARY)
--------------------------------------------------------------------------------------------------------
                                            NUMBER OF SHARES
 SHARE CERTIFICATE NUMBER(S) (1)   REPRESENTED BY CERTIFICATE(S) (1)    NUMBER OF SHARES TENDERED (2)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 Deposit of Shares in the Dividend Reinvestment and Share Purchase
 Plan (the "DRP") (3)................................................
--------------------------------------------------------------------------------------------------------
 Total Shares........................................................
--------------------------------------------------------------------------------------------------------
 (1) Need not be completed by Book-Entry Stockholders.
 (2) Unless otherwise indicated, it will be assumed that all Shares represented by Certificates delivered to the Depositary are being tendered. See Instruction 4.
 (3) Shares held in your account under the DRP are not represented by any Share Certificates, but such
     Shares are registered in your name. If you desire to tender any of your DRP Shares, then indicate the number of DRP Shares to be deposited in the box appropriate in the column entitled "Number of
     Shares Tendered." If you wish tender all of the DRP Shares held in you account, please write in
     "ALL" in the box.
--------------------------------------------------------------------------------------------------------

[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER
    MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY, AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER).

   Name of Tendering Institution:
   -----------------------------------------------------------------------------

   Book-Entry Transfer Facility Account Number:
      --------------------------------------------------------------------------

   Transaction Code Number:
   -----------------------------------------------------------------------------

[ ] CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED
    DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

   Name(s) of Registered Holder(s):
   -----------------------------------------------------------------------------

   Window Ticket Number (if any):
   -----------------------------------------------------------------------------

   Date of Execution of Notice of Guaranteed Delivery:
            --------------------------------------------------------------------

   Name of Institution which Guaranteed Delivery:
       -------------------------------------------------------------------------

   If delivered by book-entry transfer:
   Book-Entry Transfer Facility Account Number:
      --------------------------------------------------------------------------

   Transaction Code Number:
   -----------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders to Piccadilly Acquisition Corporation, a Georgia corporation (the "Purchaser"), which is a wholly-owned subsidiary of Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Parent"), the above-described shares of Common Stock, par value $.01 per share (the "Shares"), of Morrison Restaurants Inc., a Georgia corporation (the "Company"), and the associated preferred stock purchase rights (the "Rights") issued pursuant to that certain Rights Agreement, dated as of March 2, 1996 (as amended, the "Rights Agreement"), by and between the Company and SunTrust Bank, N.A., as Rights Agent, at a purchase price of $5.00 per Share (and associated Right), net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 29, 1998 (the "Offer to Purchase") and in this Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). Unless the context requires otherwise, all references to Shares shall be deemed to refer also to the associated Rights, and all references to Rights shall be deemed to include all benefits that may inure to the stockholders of the Company or to holders of the Rights pursuant to the Rights Agreement. The undersigned understands that the Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more corporations directly or indirectly wholly-owned by the Purchaser, the right to purchase all or any portion of the Shares and Rights tendered pursuant to the Offer, receipt of which is hereby acknowledged.

     Prior to the occurrence of a Distribution Date (as defined in the Offer to Purchase), a valid tender of Shares will constitute a tender of the associated Rights. The undersigned understands that if the Distribution Date has occurred and certificates representing Rights (the "Rights Certificates") have been distributed to holders prior to the date of tender of the Shares and Rights tendered herewith pursuant to the Offer, Rights Certificates representing a number of Rights equal to the number of Shares being tendered herewith must be delivered to the Depositary (as defined below) or, if available, a Book-Entry Confirmation (as defined herein) must be received by the Depositary with respect thereto in order for such Shares tendered herewith to be validly tendered. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are tendered herewith pursuant to the Offer, the undersigned agrees to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered herewith to IBJ Schroder Bank & Trust Company (the "Depositary") within three business days after the date such Rights Certificates are distributed. A tender of Shares without Rights Certificates constitutes an agreement by the tendering stockholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three business days after the date such Rights Certificates are distributed. The undersigned understands that if the Distribution Date occurs prior to the Expiration Date, the Purchaser reserves the Right to require that the Depositary receive such Rights Certificates or a Book-Entry Confirmation with respect to such Rights prior to accepting Shares for payment. In that event, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of, or Book-Entry Confirmation with respect to, among other things, Rights Certificates, if Rights Certificates have been distributed to holders of Shares.

     Subject to, and effective upon, acceptance for payment for the Shares and Rights tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all of the Shares and Rights that are being tendered hereby and any and all dividends, distributions (including additional Shares) or rights declared, paid or issued with respect to the tendered Shares and Rights on or after the date hereof and payable or distributable to the undersigned on a date prior to the transfer to the name of the Purchaser or nominee or transferee of the Purchaser on the Company's stock transfer records of the Shares and Rights tendered herewith (collectively, a "Distribution"), and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares and Rights (and any Distribution) with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such Share Certificates (as defined herein) (and any Distribution) or transfer ownership of such Shares and Rights (and any Distribution) on the account books maintained by the Book-Entry Transfer Facility, together in either case with appropriate evidences of transfer, to the Depositary for the account of the Purchaser, (b) present such Shares and Rights (and any Distribution) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and Rights (and any Distribution), all in accordance with the terms and subject to the conditions of the Offer.

     The undersigned irrevocably appoints designees of the Purchaser as such stockholder's proxy, with full power of substitution, to the full extent of such stockholder's rights with respect to the Shares and Rights tendered by such stockholder and accepted for payment by the Purchaser and with respect to any and all other shares or other securities issued or issuable in respect of such Shares or Rights on or after the date hereof. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Shares and Rights for payment. Upon such acceptance for payment, all prior proxies given by such stockholder with respect to such Shares and Rights (and such other shares and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The designees of the Purchaser will be empowered to exercise all voting and other rights of such stockholder as they in their sole discretion may deem proper at any annual or special meeting of the Company's stockholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Shares and Rights to be deemed validly tendered, immediately upon the Purchaser's payment for such Shares and Rights the Purchaser must be able to exercise full voting rights with respect to such Shares and Rights.

     The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the Shares and Rights (and any Distribution) tendered hereby and (b) when the Shares and Rights are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title to the Shares and Rights (and any Distribution), free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares and Rights tendered hereby (and any Distribution). In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Purchaser any and all Distributions in respect to the Shares and Rights tendered hereby, accompanied by appropriate documentation of transfer; and pending such remittance or appropriate assurance thereof, the Purchaser will be, subject to applicable law, entitled to all rights and privileges as the owner of any such Distribution and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

     All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tenders of Shares and Rights made pursuant to the Offer are irrevocable, except that Shares and Rights tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date (as defined in the Offer to Purchase) and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after June 22, 1998. See Section 4 of the Offer to Purchase.

     The undersigned understands that tenders of Shares and Rights pursuant to any of the procedure described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions set forth in the Offer, including the undersigned's representation that the undersigned owns the Shares and Rights being tendered.

     Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for the purchase price and/or issue or return any certificate(s) for Shares and Rights not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated herein under "Special Delivery Instructions," please mail the check for the purchase price and/or any certificate(s) for Shares and Rights not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered." In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and/or any certificate(s) for Shares and Rights not tendered or accepted for payment in the name of, and deliver such check and/or such certificates to, the person or persons so indicated. Unless otherwise indicated herein under "Special Payment Instructions," please credit any Shares and Rights tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility (as defined herein) designated above. The undersigned recognizes that the Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares or Rights from the name(s) of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares or Rights so tendered.

                          SPECIAL PAYMENT INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if certificate(s) for Shares and Rights not tendered or not accepted for payment and/or the check for the purchase price of Shares and Rights accepted for payment are to be issued in the name of someone other than the undersigned or if Shares or Rights tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at the Book-Entry Transfer Facility.

Issue:     [ ] check     [ ] certificates to:

Name:
--------------------------------------------------
                                 (Please Print)

Address:
------------------------------------------------

----------------------------------------------------------
                               (Include Zip Code)

----------------------------------------------------------
                        (Tax Id. or Social Security No.)
                           (See Substitute Form W-9)

[ ] Credit Shares and Rights tendered by book-entry transfer that are not accepted for payment to DTC.

----------------------------------------------------------
  (DTC Account No.)

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if certificate(s) for Shares and Rights not tendered or not accepted for payment and/or the check for the purchase price of Shares and Rights accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

MAIL:     [ ] check     [ ] certificates to:

Name:
--------------------------------------------------
                                 (Please Print)

Address:
------------------------------------------------
                               (Include Zip Code)

----------------------------------------------------------
                        (Tax Id. or Social Security No.)
                           (See Substitute Form W-9)

                                             SIGN HERE                   SIGN
                              AND COMPLETE SUBSTITUTE FORM W-9           HERE

SIGN HERE
          ----------------------------------------------------------------------

SIGN HERE
          ----------------------------------------------------------------------

Dated:                                                                    , 1998
       ------------------------------------------------------------------
(Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or Rights Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see instruction 5.)

Name(s)
       -------------------------------------------------------------------------
                                 (Please Print)

Capacity (full title)
                     -----------------------------------------------------------

Address
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number
                                ------------------------------------------------

Tax Identification or Social Security Number
                                             -----------------------------------

                          COMPLETE SUBSTITUTE FORM W-9

                           Guarantee of Signature(s)
                           (See Instructions 1 and 5)

Authorized Signature
                     -----------------------------------------------------------

Name
     ---------------------------------------------------------------------------

Name of Firm
             -------------------------------------------------------------------
                                 (Please Print)

Address
        ------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number
                                ------------------------------------------------

Dated                                                                     , 1998
      -------------------------------------------------------------------

                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of Shares and Rights (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares and/or Rights tendered) herewith, unless such holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" above, or (b) if such Shares and/or Rights are tendered for the account of a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (each of the foregoing being referred to as an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of this Letter of Transmittal.

     2. REQUIREMENTS OF TENDER. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith or, unless an Agent's Message is utilized, if tenders are to be made pursuant to the procedure for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase. Share Certificates evidencing tendered Shares, or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of Shares into the Depositary's account at the Book-Entry Transfer Facility, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) and, if a Distribution Date occurs, Rights Certificates evidencing tendered Rights, or timely confirmation of a book-entry transfer of Rights into the Depositary's account at the Book-Entry Transfer Facility, if available (together with, if Rights are forwarded separately from Shares, a properly completed and duly executed Letter of Transmittal (or a facsimile hereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal), must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date or, if later, within three business days after the date such Rights Certificates are distributed. Stockholders whose Share Certificates or Rights Certificates are not immediately available (including Rights Certificates that have not yet been distributed by the Company) or who cannot deliver their Share Certificates or Rights Certificates and all other required documents to the Depositary prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may tender their Shares and Rights by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution;
(ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Purchaser, must be received by the Depositary prior to the Expiration Date; (iii) the Share Certificates (or a Book-Entry Confirmation) representing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery; and (iv) the Rights Certificates, if issued, representing the appropriate number of Rights or a Book-Entry Confirmation, if available, in each case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, or if later, three business days after Rights Certificates are distributed to stockholders, all as provided in Section 3 of the Offer to Purchase. If Share Certificates and Rights Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery. Prior to a Distribution Date, a valid tender of Shares will constitute a tender of the associated Rights.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, SHARE CERTIFICATES OR RIGHTS CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     No alternative, conditional or contingent tenders will be accepted and no fractional Shares and Rights will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their Shares and Rights for payment.

     3. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares and Rights and any other required information should be listed on a separate signed schedule attached hereto.

     4. PARTIAL TENDERS. (Not Applicable to Book-Entry Stockholders) If fewer than all the Shares evidenced by any Share Certificates submitted are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such cases, new Share Certificates or Rights Certificates, as the case may be, for the Shares or Rights that were evidenced by your old Share Certificates or Rights Certificates, but were not tendered by you, will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All shares represented by Share Certificates and all Rights represented by Rights Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

     5. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Shares and Rights tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the Shares and Rights tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If any of the tendered Shares and Rights are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal is signed by the registered holder(s) of the Shares and Rights listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to or certificates for Shares or Rights not tendered or not purchased are to be issued in the name of a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificates(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

     If Rights Certificates have been distributed to holders of Shares, such holders are required to tender Rights Certificate(s) representing a number of Rights equal to the number of Shares tendered in order to effect a valid tender of such Shares. It is necessary that stockholders follow all signature requirements of this Instruction 5 with respect to the Rights in order to tender such Rights. Prior to a Distribution Date, a valid tender of Shares will constitute a tender of the associated Rights.

     6. STOCK TRANSFER TAXES. Except as otherwise provided in this Instruction 6, the Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares and Rights to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificate(s) for Shares and Rights not tendered or accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered certificate(s) are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom, is submitted.

     Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) listed in this Letter of Transmittal.

     7. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check is to be issued in the name of, and/or certificates for Shares and Rights not tendered or not accepted for payment are to be issued or returned to, a person other than the signer of this Letter of Transmittal or if a check and/or such certificates are to be returned to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed. A Book-Entry Stockholder may request that Shares and/or Rights not accepted for payment be credited to such account maintained at the Book Entry Transfer Facility as such Book-Entry Stockholder may designate under "Special Payment Instructions." If no such instructions are given, such Shares or Rights not accepted for payment will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

     8. WAIVER OF CONDITIONS. Subject to the terms and conditions of the Merger Agreement (as defined in the Offer to Purchase), the conditions of the Offer (other than the Minimum Condition (so as to acquire less than a majority of the outstanding Shares) as defined in the Offer to Purchase) may be waived by the Purchaser in whole or in part at any time and from time to time in its sole discretion.

     9. 31% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9. Under U.S. Federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary with such stockholder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the Depositary is not provided with the correct TIN, the Internal Revenue Service may subject the stockholder or other payee to a $50 penalty. In addition, payments that are made to such stockholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to 31% backup withholding.

     Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Depositary. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any such payments made to the stockholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

     The box in Part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 31% of all payments made prior to the time a properly certified TIN is provided to the Depositary.

     The stockholder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record owner of the Shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute form W-9" for additional guidance on which number to report.

     10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions or requests for assistance may be directed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent or the Dealer Manager or from brokers, dealers, commercial banks or trust companies.

     11. LOST, DESTROYED OR STOLEN CERTIFICATES. If any certificate representing Shares or, if a Distribution Date occurs, Rights has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary. The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

     12. DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN. A shareholder participating in the DRP may tender pursuant to the Offer all or part of the Shares held in such shareholder's account under the DRP by completing the portion of the box captioned "Description of Shares Tendered" relating to the DRP, and need not obtain a certificate for such Shares in order to tender such Shares pursuant to the Offer. Any DRP shares tendered but not purchased will be returned to the participant's DRP account.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES OR CONFIRMATION OF BOOK-ENTRY TRANSFER OR THE NOTICE OF GUARANTEED DELIVERY, AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

-------------------------------------------------------------------------------------------
PAYER'S NAME: IBJ SCHRODER BANK & TRUST COMPANY, AS DEPOSITARY
-------------------------------------------------------------------------------------------
  SUBSTITUTE                           PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT
                                       RIGHT AND CERTIFY BY SIGNING AND DATING BELOW:
  FORM W-9
  Department of the Treasury
  Internal Revenue Service
                                      -----------------------------------------------------
  DEPARTMENT OF THE                    PART 2 -- Certification -- Under penalties of
  TREASURY INTERNAL                    perjury, I certify that:
  REVENUE SERVICE.
                                       (1) The number shown on this form is my correct
  PAYEE'S REQUEST FOR                  Taxpayer Identification Number (or I am waiting for
  TAXPAYER IDENTIFICATION                  a number to be issued to me) and
  NUMBER ("TIN")
                                       (2) I am not subject to backup withholding because
                                       (a) I am exempt from backup withholding, or (b) I
                                           have not been notified by the Internal Revenue
                                           Service (the "IRS") that I am subject to backup
                                           withholding as a result of a failure to report
                                           all interest or dividends, or (c) the IRS has
                                           notified me that I am no longer subject to
                                           backup withholding.
                                       Certification Instructions -- You must cross out
                                       item (2) above if you have been notified by the IRS
                                       that you are currently subject to backup withholding
                                       because of under-reporting interest or dividends on
                                       your tax return. However, if after being notified by
                                       the IRS that you were subject to backup withholding,
                                       you received another notification from the IRS that
                                       you were subject to backup withholding, do not cross
                                       out such item (2).
                                      -----------------------------------------------------
                  SIGN HERE W
                                      Signature ----------------------------------------
                                      Date --------------------------------------- 1998
-------------------------------------------------------------------------------------------

PAYER'S NAME: IBJ SCHRODER BANK & TRUST COMPANY, AS DEPOSITARY
-------------------------------------------------------------------------------------------
  SUBSTITUTE                              ------------------------------------
                                                 Social Security Number
  FORM W-9                                                 or
  Department of the Treasury              ------------------------------------
  Internal Revenue Service                   Employer Identification Number
                                      -----------------------------------------------------
  DEPARTMENT OF THE                    PART 2 -- Certification -- Under penalties of
  TREASURY INTERNAL                    perjury, I certify that:
  REVENUE SERVICE.                                                                                 withholding, or (b) I have not be
en
                                       (1) The number shown on this form is my correct            notified by the Internal Revenue
  PAYEE'S REQUEST FOR                  Taxpayer Identification Number (or I am waiting for        Service (the interest or dividends
,
  TAXPAYER IDENTIFICATION                  a number to be issued to me) and                       or (c) the IRS has notified me tha
t I
  NUMBER ("TIN")                                                                                  am no longer subject to by the IRS
                                       (2) I am not subject to backup withholding because     that you are currently subject to back
up
                                       (a) I am exempt from backup withholding, or (b) I      withholding because of under- reportin
g
                                           have not been notified by the Internal Revenue     interest or dividends on your tax retu
rn.
                                           Service (the "IRS") that I am subject to backup    However, if after being notified by th
e
                                           withholding as a result of a failure to report     IRS that you were subject to backup
                                           all interest or dividends, or (c) the IRS has      withholding, you received another
                                           notified me that I am no longer subject to         notification from
                                           backup withholding.
                                       Certification Instructions -- You must cross out
                                       item (2) above if you have been notified by the IRS
                                       that you are currently subject to backup withholding
                                       because of under-reporting interest or dividends on
                                       your tax return. However, if after being notified by
                                       the IRS that you were subject to backup withholding,
                                       you received another notification from the IRS that
                                       you were subject to backup withholding, do not cross
                                       out such item (2).
                                      -----------------------------------------------------
                  SIGN HERE W                          PART 3 --
                                                    Awaiting TIN [ ]
-------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                   THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to be will be withheld.

Signature
---------------------------------------------------                         Date
------------------------------, 1998

                    The Information Agent for the Offer is:

                                [MACKENZIE LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                      The Dealer Manager for the Offer is:

                              [STRINGFELLOW LOGO]
                              909 East Main Street
                            Richmond, Virginia 23219
                         CALL TOLL-FREE (800) 404-8924

April 29, 1998